As filed with the U.S. Securities and Exchange Commission on September 21, 2021.

Registration No. 333-254062

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

AMENDMENT NO. 6 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________________________

Hennessy Capital Investment Corp. VI

(Exact name of registrant as specified in its charter)

______________________________________________

Delaware	6770	86-1626937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3415 N. Pines Way, Suite 204
Wilson, Wyoming 83014
Telephone: (307) 201-1903

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________

Daniel J. Hennessy
Chairman and Chief Executive Officer
Hennessy Capital Investment Corp. VI
3415 N. Pines Way, Suite 204
Wilson, Wyoming 83014
Telephone: (307) 201-1903

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________

Copies to:

Michael P. Heinz Jeffrey N. Smith Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 Tel: (312) 853-7000	Derek J. Dostal, Esq. Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000

______________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	34,500,000 Units	$10.00	$345,000,000	$37,640
Shares of Class A common stock included as part of the units(3)	34,500,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—	(4)
Total			$345,000,000	$37,640	(5)

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(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)      Includes 4,500,000 units, consisting of 4,500,000 shares of Class A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)      Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)      No fee pursuant to Rule 457(g) under the Securities Act.

(5)      Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2021

PRELIMINARY PROSPECTUS

$300,000,000

Hennessy Capital Investment Corp. VI

30,000,000 Units

________________________

Hennessy Capital Investment Corp. VI is a newly incorporated blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we reserve the right to pursue an acquisition opportunity in any business or industry, we intend to focus our search for a target business in the industrial technology sector.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering (the “warrant exercise date”), and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation (the “warrant expiration date”), as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the consummation of our initial business combination, including interest, net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsor, Hennessy Capital Partners VI LLC, and certain funds and accounts managed by subsidiaries of BlackRock, Inc., Arena Capital Advisors, LLC, for and on behalf of the funds and accounts it manages, D. E. Shaw Valence Investments (Cayman) Limited and D. E. Shaw Valence Portfolios, L.L.C., certain funds managed by affiliates of Apollo Global Management, Inc., and certain funds managed by Highbridge Capital Management, LLC, which we refer to collectively as our direct anchor investors throughout this prospectus, and four other unaffiliated qualified institutional buyers or institutional accredited investors, on behalf of one or more funds that they advise or manage, which we refer to collectively as our other anchor investors throughout this prospectus, have subscribed to purchase an aggregate of 6,666,667 warrants (or 7,266,667 warrants if the underwriters’ option to purchase additional units is exercised in full) at a price of $1.50 per warrant ($10,000,000 in the aggregate, or $10,900,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Our sponsor will purchase 2,599,999 warrants (or 2,929,999 warrants if the underwriters’ option to purchase additional units is exercised in full) and our direct anchor investors and our other anchor investors will collectively purchase 4,066,668 warrants (or 4,336,668 warrants if the underwriters’ option to purchase additional units is exercised in full). Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus.

Our direct anchor investors, our other anchor investors and a strategic investment fund that is focused on end-markets similar to those on which the Company intends to concentrate, which we refer to as the strategic anchor investor throughout this prospectus, and which we refer to collectively with the direct anchor investors and our other anchor investors as our anchor investors, have expressed to us an interest to purchase an aggregate of $291.3 million, or 97.1%, of units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units, and we have agreed to direct the underwriters to sell to the anchor investors such amount of units, subject to our satisfying the Nasdaq Global Market (“Nasdaq”) listing requirement that we have a minimum of 400 round lot holders of our units. Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriters may determine to sell more, fewer or no units to our anchor investors. For a discussion of certain additional arrangements with our anchor investors, see “Summary — The Offering — Expressions of Interest.”

Prior to this offering, there has been no public market for our units, Class A common stock or warrants. We have applied to list our units on Nasdaq, under the symbol “HCVIU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus, subject to certain conditions. Once the securities constituting the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “HCVI” and “HCVIW,” respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. Please see “Risk Factors” on page 33. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$300,000,000
Underwriting discounts and commissions(1)	$0.55	$16,500,000
Proceeds, before expenses, to us	$9.45	$283,500,000

____________

(1)         Includes $0.35 per unit, or $10,500,000 (or up to $12,075,000 if the underwriters’ option to purchase additional units is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $300.0 million, or $345.0 million if the underwriters’ option to purchase additional units is exercised in full ($10.00 per unit in either case), will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about             , 2021.

________________________

Joint Book-Running Managers

Citigroup	Barclays

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•        “amended and restated certificate of incorporation” are to our certificate of incorporation to be in effect upon the completion of this offering;

•        “anchor investors” are to our direct anchor investors, our other anchor investors and our strategic anchor investor, each as defined below, who have expressed to us an interest to purchase an aggregate of $291.3 million, or 97.1%, of the units in this offering, assuming no exercise of the underwriters’ option to purchase additional units, as further described herein;

•        “BlackRock” are to certain funds and accounts managed by subsidiaries of BlackRock, Inc.;

•        “common stock” are to our Class A common stock and our Class B common stock;

•        “completion window” is the period following the completion of this offering at the end of which, if we have not completed our initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions and as further described herein. The completion window ends 24 months from the closing of this offering;

•        “D. E. Shaw” means D. E. Shaw Valence Investments (Cayman) Limited and D. E. Shaw Valence Portfolios, L.L.C.

•        “direct anchor investors” are to BlackRock, Arena Capital Advisors, LLC, for and on behalf of the funds and accounts it manages, D. E. Shaw, certain funds managed by affiliates of Apollo Global Management, Inc., and certain funds managed by Highbridge Capital Management, LLC;

•        “directors” are to our directors and director nominees;

•        “equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for shares of our Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of such securities;

•        “founder shares” are to shares of our Class B common stock and the shares of our Class A common stock issued upon the automatic conversion thereof at the time of our initial business combination as provided herein;

•        “Hennessy V” refers to Hennessy Capital Investment Corp. V, a Delaware corporation and a blank check company sponsored by our sponsor, which completed its initial public offering on January 20, 2021 through which it raised $345 million of gross proceeds.

•        “initial stockholders” are to our sponsor and any other holders of our founder shares immediately prior to this offering;

•        “letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•        “management” or our “management team” are to our officers and directors;

•        “other anchor investors” are to four unaffiliated “qualified institutional buyers” or “institutional accredited investors”, as defined in Rule 144A and Regulation D, respectively, under the Securities Act, that have collectively expressed to us an interest in purchasing, on behalf of one or more funds that they advise or manage, up to an aggregate of approximately $118.8 million of units (or individually, up to 9.9% of the units) offered in this offering (which amount will not change if the underwriters’ over-allotment option is exercised), at the offering price, as further described herein;

•        “Private Placement” are to a subscription of 6,666,667 warrants (or 7,266,667 warrants in the aggregate if the underwriters’ option to purchase additional units is exercised in full) at a price of $1.50 per warrant ($10,000,000 in the aggregate, or $10,900,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) by our sponsor, our direct anchor investors and our other anchor investors in a private placement that will close simultaneously with the closing of this offering;

•        “private placement warrants” are to the warrants issued to our sponsor, our direct anchor investors and our other anchor investors in the Private Placement;

•        “public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public stockholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

•        “strategic anchor investor” are to a strategic investment fund that is focused on end-markets similar to those on which the Company intends to concentrate;

•        “sponsor” are to Hennessy Capital Partners VI LLC, a Delaware limited liability company and an affiliate of Daniel J. Hennessy, our Chairman and Chief Executive Officer;

•        “underwriters’ option to purchase additional units” are to the underwriters’ 45-day option to purchase up to an additional 4,500,000 units to cover over-allotments, if any;

•        “warrants” are to our warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and the private placement warrants;

•        “warrant exercise date” are to the date on which the warrants will become exercisable, which is the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering;

•        “warrant expiration date” are to the date on which the warrants expire, which is five years after the completion of our initial business combination or earlier upon redemption or liquidation; and

•        “we,” “us,” “company” or “our company” are to Hennessy Capital Investment Corp. VI, a Delaware corporation.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional units and the forfeiture by our sponsor of 1,500,000 founder shares.

Introduction

We are a newly organized blank check company incorporated in January 2021 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy V, and we may pursue potential business combination partners that had previously been in discussions with Hennessy V’s management team.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business focusing on industrial technology sectors in the United States (which may include a business based in the United States which has operations or opportunities outside of the United States). We will seek to acquire one or more businesses with an aggregate enterprise value of $1 billion or greater.

Since 2015, our management team has completed four business combinations with early- to late-stage industrial and industrial technology companies and has executed a definitive agreement for a business combination with a fifth company in this space that is expected to close in the second half of 2021. Our track record of bringing growth companies to the public markets is summarized below — including initial public offering (“IPO”) year, SPAC size, and business combination target:

•        Hennessy I (2014):    $115mm SPAC IPO; merged with Blue Bird (NASDAQ: BLBD) in 2015, a leading school bus original equipment manufacturer (“OEM”) in North America, including the leader for alternative fuels vehicles, which now represent approximately 50% of Blue Bird’s unit volumes and which is the fastest-growing segment of the market, and the leader in electric bus sales among all major OEMs;

•        Hennessy II (2015):    $200mm SPAC IPO; merged with Daseke (NASDAQ: DSKE) in 2017, the largest owner/operator of flatbed and specialized transportation equipment in North America, pursuing a consolidation strategy having made 10 strategic acquisitions since 2017;

•        Hennessy III (2017):    $257mm SPAC IPO; merged with NRC Group in 2018, a global provider of environmental, compliance and waste management services, helping customers meet critical, non-discretionary needs to ensure compliance with environmental, health and safety laws; NRC Group subsequently merged into US Ecology (NASDAQ: ECOL);

•        Hennessy IV (2019):    $300mm SPAC IPO; merged with Canoo (NASDAQ: GOEV) in 2020, which developed a breakthrough electric vehicle (“EV”) platform that is highly modular and facilitates the rapid development of multiple EV programs in both business-to-business and business-to-consumer markets; and

•        Hennessy V (2021):    $345mm SPAC IPO; pursuing acquisition targets in the sustainable industrial technology and infrastructure industries; executed a definitive merger agreement on May 7, 2021 with PlusAI Corp (“Plus”), which is a global leader in autonomous driving technology for long-haul trucking and expects to be the first autonomous trucking technology developer to commercialize its full-stack L4 autonomous driving technology at scale.

As a continuous independent SPAC sponsor, Hennessy Capital believes it has demonstrated that a partnership through one of its SPAC vehicles is a catalyst for growth. See “Risk Factors — Past performance by members of our management team and their affiliates may not be indicative of future performance of an investment in us.”

Hennessy Capital intends to focus on opportunities that will deliver outsized growth to its investors. It believes its prior business combinations have enabled its business combination targets to accelerate their growth through more efficient access to capital. We believe our sponsor’s history of providing access to growth capital via an accelerated public listing supports our investment thesis and strategy and has helped our sponsor’s partner companies deliver operational and financial growth and create value for stockholders.

We have strong support from our anchor investors, which we believe will be attractive to potential target businesses. Our anchor investors have expressed to us an interest to purchase an aggregate of approximately $291.3 million (or approximately 97.1%) of the units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units. Additionally, our anchor investors will only be able to purchase the maximum number of founder shares from our sponsor if they make equity investments in support of our initial business combination that in the aggregate total to $138.5 million (or $151.8 million if the underwriters’ option to purchase additional units is exercised in full).

Competitive Strengths

Experienced SPAC Management Team with Business Combination Success

Our team is led by Daniel J. Hennessy, our Chairman and CEO, who is one of the longest tenured and most experienced SPAC sponsor executives. In September 2013, Mr. Hennessy became Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp., or Hennessy I, which merged with School Bus Holdings Inc., or SBH, in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and previously served as its Vice Chairman from September 2013 to April 2019. From April 2015 to February 2017, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition

Corp. II, or Hennessy II, which merged with Daseke in February 2017 and is now known as Daseke, Inc. (NASDAQ: DSKE), and previously served as its Vice Chairman from February 2017 to June 2021. From January 2017 to October 2018, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. III, or Hennessy III, which merged with NRC Group Holdings, LLC, a global provider of comprehensive environmental, compliance and waste management services in October 2018. In November 2019, NRC Group Holdings Corp. merged with U.S. Ecology, Inc. (NASDAQ: ECOL) at an attractive premium to the then current stock price. From March 2019 to December 2020, Mr. Hennessy served as Chairman and CEO of Hennessy Capital Acquisition Corp. IV, or Hennessy IV, which in August 2020 entered into a definitive agreement for an initial business combination with Canoo Holdings Ltd that closed in December 2020 and is now known as Canoo Inc. (NASDAQ: GOEV). In October 2020, Mr. Hennessy founded Hennessy Capital Investment Corp. V (NASDAQ: HCIC), or Hennessy V, a blank check company incorporated for similar purposes as our company, with a particular focus on sustainable industrial technology and infrastructure targets. Hennessy V has announced the execution of a definitive merger agreement on May 7, 2021 with Plus, which is a global leader in autonomous driving technology for long-haul trucking and expects to be the first autonomous trucking technology developer to commercialize its full-stack L4 autonomous driving technology at scale. Upon consummation of the merger between Hennessy V and Plus, the combined company is expected to trade on the NYSE under the ticker “PLAV”. Mr. Hennessy serves as Chairman and CEO.

In addition, Gregory D. Ethridge, our President and Chief Operating Officer, currently serves as President and Chief Operating Officer of Hennessy V, and served as President, Chief Operating Officer and director of Hennessy IV from March 2019 until its business combination with Canoo Holdings Ltd, which closed on December 21, 2020, and continues to serve as a director of the surviving company, Canoo Inc. (NASDAQ: GOEV). He previously served as President of Matlin & Partners Acquisition Corporation, a SPAC which merged with U.S. Well Services, Inc. (NASDAQ: USWS) in November 2018, a growth- and technology-oriented oilfield service company focused exclusively on hydraulic fracturing using its patented Clean Fleet technology as the first fully electric, mobile well stimulation system reducing harmful emissions by 99% and generating operational cost savings on fuel of up to 80%.

Furthermore, Nicholas A. Petruska, our Executive Vice President, Chief Financial Officer and Secretary since our formation, currently serves as Executive Vice President, Chief Financial Officer, and Secretary of Hennessy V, and served as the Executive Vice President, Chief Financial Officer and Secretary of Hennessy IV from March 2019 to December 2020. Mr. Petruska held the same positions with Hennessy II and III, and a similar position with Hennessy I. Mr. Petruska led the transaction execution and due diligence assessments of School Bus Holdings (Blue Bird), Daseke, Inc., NRC Group, Canoo Holdings Ltd and Plus, for Hennessy I, II, III, IV and V, respectively. Prior to working with Hennessy I, Mr. Petruska was an investment professional with CHS Capital, a middle-market private equity firm.

We believe potential sellers of target businesses will favorably view our management team’s credentialed experience of closing five business combinations with vehicles similar to our company in considering whether or not to enter into a business combination with us. However, past performance by members of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management’s performance as indicative of our future performance.

We believe our management team is well positioned to take advantage of the growing set of acquisition opportunities focused on industrial technology solutions in the United States, to create value for our stockholders, and that our contacts and relationships, including owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers, will allow us to generate attractive acquisition opportunities. Our management team is led by Daniel J. Hennessy, who has over 30 years of experience in the private equity investment business having co-founded Code Hennessy & Simmons LLC (n/k/a CHS Capital or “CHS”), a middle-market private equity investment firm, in 1988.

Seasoned Board of Directors with Relevant Industry Experience

We have recruited and organized a group of five highly accomplished and engaged directors who will bring to us public company governance, executive leadership, operations oversight and capital markets expertise. Our board members have served as directors, chief executive officers, chief financial officers or in other executive and advisory capacities for numerous publicly-listed and privately-owned companies. Our directors have extensive experience with acquisitions, divestitures and corporate strategy and possess relevant domain expertise in the sectors where we expect to source business combination targets including, but not limited to, power management, industrial automation, advanced mobility, industrial digitization as well as advanced manufacturing. We believe their collective expertise, contacts and relationships make us a highly competitive and desirable merger partner. The backgrounds of our highly-qualified board of directors are highlighted below:

•        Richard H. Fearon will be our lead independent director as of the effective date of the registration statement of which this prospectus forms a part. Mr. Fearon served as Chief Financial and Planning Officer of Eaton Corporation from 2002 until March 2021 and as Vice Chairman from 2009 until March 2021. He also served as a director of Eaton Corporation plc (NYSE: ETN) from 2015 until March 2021. Mr. Fearon was instrumental in growing and reshaping Eaton Corporation’s business portfolio over the almost 20 years of his tenure, during which he managed 75 acquisitions and 50 divestitures. Mr. Fearon is also the lead director for Avient Corporation (formerly known as PolyOne Corporation) and a director of Crown Holdings, Inc. (NYSE: CCK) and CRH plc (LSE: CRH). Mr. Fearon has worked at several large diversified companies prior to Eaton Corporation, including Transamerica Corporation, NatSteel Limited and The Walt Disney Company (NYSE: DIS). He also serves on the boards of The Cleveland Museum of Art and Manufacturers Alliance for Productivity and Innovation, a trade organization of leading manufacturing companies.

•        Anna Brunelle will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since August 2020, Ms. Brunelle has served as Chief Financial Officer of Ouster Inc., which entered into a business combination agreement with a SPAC in December 2020 that was completed in March 2021 and is now listed on the New York Stock Exchange under the new ticker symbols “OUST” and “OUST.WS”. We believe that having a member of our board of directors with experience as an executive officer of a SPAC business combination target is unique and will make us an attractive business combination partner to target businesses. Ms. Brunelle has over 20 years of experience in finance, accounting, investor relations, corporate and business development, as well as business operations and analytics. She previously served as Chief Financial Officer of Kinestral Technologies from April 2018 through May 2020 and Chief Financial Officer and Interim Chief Operating Officer of Soylent from March 2016 through October 2017. She has also served as Chief Financial Officer of GlobalLogic, Chief Financial Officer of Tivo, Inc., and Senior Consultant for Deloitte & Touche, LLP. Ms. Brunelle currently serves as a director of Bolt Threads, Inc. and previously served as a director of Halio International from March 2019 through May 2020. During her tenure in leadership positions, she has worked on successful IPOs of technology companies and completed multiple private and public acquisitions and divestitures.

•        Sidney Dillard will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since August 2002, Ms. Dillard has served as Partner and Head of Corporate Investment Banking at Loop Capital Markets, where she is responsible for setting and executing the firm’s growth strategy with corporations and advising her firm’s corporate clients on their capital raising and advisory needs. She also serves on the firm’s Management Committee, Risk Committee, and Fairness & Valuation Committee. Prior to Loop Capital Markets, Ms. Dillard served in multiple roles at Northern Trust Bank, including as Senior Vice President and Division Manager. Ms. Dillard was appointed to the board of directors of Cresco Labs Inc. (CSE: CL) (OTCQX: CRLBF) in May 2021. Ms. Dillard serves as Board Member for the National Association of Securities Professionals, The Chicago Network, Girl Scouts of Greater Chicago and Northwest Indiana and IFF (f/k/a/ Illinois Facilities Fund).

•        Walter Roloson will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Mr. Roloson currently serves as a Managing Vice President at Capital One Financial Corporation and as Co-head of its Capital One Shopping business, leading its sales, marketing, strategy, and finance functions. Previously, he co-founded Wikibuy in 2013 and served as Co-CEO through its sale to Capital One in November 2018. Mr. Roloson previously served in various investment and operational positions at LinkedIn Corporation, Tiger Global Management, LLC, Greenhill & Co Inc., and Jefferies Financial Group Inc.

•        John Zimmerman will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since January 2018, Mr. Zimmerman has served as President of Gates Capital Partners and President and Chief Investment Officer of Crosscreek Capital Group. He was appointed as a Partner at Oak Hill Capital Partners in July 2021, having previously served as Senior Advisor to Oak Hill Capital Partners from June 2015 through June 2020. From 1999 through 2014, Mr. Zimmerman served in a variety of positions, including as Main Board Director and Chief Financial Officer, of Tomkins plc, which was publicly traded on the London Stock Exchange until it was taken private in 2010.

Directors Anna Brunelle, Sidney Dillard, Richard H. Fearon, Walter Roloson, and John Zimmerman received founders’ equity prior to the initial public offering of Hennessy VI, in line with equity received by outside directors for similar entities. All of our directors and officers are individual investors in Hennessy Capital Partners VI LLC, our sponsor.

Capital Markets Experience

The Hennessy Capital team believes it has substantial capital markets expertise which will make us an attractive business combination partner to target businesses. As examples of this, the Hennessy Capital team has completed SPAC business combinations with a combined total enterprise value of $4.4 billion (at the time of the business combination), completed six SPAC IPOs for a total of about $1.5 billion and raised over $850 million of PIPE and backstop capital to support its business combinations.

In August 2020, Hennessy IV announced its business combination with Canoo Holdings Ltd., or Canoo, which closed in December 2020. The transaction valued Canoo at approximately $1.8 billion and provided over $600 million in gross proceeds to support the rapid growth of the company. Hennessy IV’s management secured all financing required to close the transaction prior to announcement including a common stock PIPE of approximately $325 million, which was meaningfully oversubscribed and subsequently upsized from its initial $200 million target, and is supported by investments from multiple institutional investors, including investments from funds and accounts managed by BlackRock and D. E. Shaw.

The Hennessy Capital team completed the IPO of Hennessy V on January 20, 2021. Strong investor demand for Hennessy V resulted in an upsized IPO and the exercise of the underwriters’ over-allotment option in full, with Hennessy V raising $345 million of gross proceeds from the sale of its public units in its IPO. On May 7, 2021, Hennessy V executed a definitive merger agreement with Plus, which is a global leader in autonomous driving technology for long-haul trucking and expects to be the first autonomous trucking technology developer to commercialize its full-stack L4 autonomous driving technology at scale. Upon consummation of the merger between Hennessy V and Plus, the combined company is expected to trade on the NYSE under the ticker “PLAV”.

Our Established Network of Third-Party Advisors

We intend to utilize what our management team believes is an accomplished and proven network of third-party advisors and relationships to assist with target company origination and evaluation, due diligence and implementation of value creation programs and activities following our initial business combination. With respect to target identification, the Hennessy Capital team has identified, in total, over 700 potential targets since 2014 for prior Hennessy SPACs. Approximately 147 of these target identifications resulted in meaningful engagement with the owners and management teams. Our origination activities are a core competency that we believe allow us to select value-maximizing opportunities for our stockholders, consistent with our investment strategy. Once a letter of intent is signed with a target, our team of advisors and consultants is activated and comprehensive and significant due diligence activities are undertaken and overseen by us, including a review of the target’s financial statements and model, IPO readiness, commercial and competitive analysis, operations and performance improvement, strategic growth opportunities as well as customary legal and accounting due diligence. This network of advisors has supported Hennessy Capital since 2013 and is now highly familiar with the SPAC vehicle and our comprehensive due diligence process. We believe that our network of established third party advisors and relationships represents an attractive and differentiated value proposition for investors, sellers, target companies and their management teams.

Investment Thesis

The industrial technology industry is ripe for investment given its large addressable end markets. The traditional industrial sector benefits from the proliferation and adoption of technology, which presents a potential trillion-dollar opportunity for industrials according to industry sources. Examples of next-generation industrial technology include robotics, industrial internet of things (“IoT”), machine vision, additive manufacturing, tech-enabled industrial services, preventive maintenance, and digital manufacturing. These industrial applications generate value for customers and corporate end users alike through, among other factors, increased automation, and improved customer service, broadened channels and end markets, optimized logistics, enhanced workforce productivity, and advanced analytics. According to industry sources, tech-enablement of the industrial landscape could unlock up to $2 trillion in estimated value potential for shareholders. For example, tech-enablement could generate the following outcomes across the value chain for an industrial player:

•        utilizing and developing automated and connected technology and services to reduce labor costs, enhance efficiency, improve quality and maximize worker safety;

•        optimizing supply chains to cut costs, satisfy customers, improve performance and mitigate risk;

•        reducing emissions and overall environmental impact through de-carbonized energy sources, increased energy efficiency, decreased waste and resourceful processes; and

•        leveraging digital tools and advanced analytics such as artificial intelligence, machine learning, and industrial software to scale production, improve time-to-market, maximize uptime and optimize cost.

Our Acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•        $1 billion+ Target Business Size.    We will seek to acquire one or more businesses with an aggregate enterprise value of $1 billion or greater, determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies.

•        Large Addressable Market.    We will target companies that operate in large addressable markets within industrial technology sectors. We believe our management team and our board are skilled in analyzing and evaluating companies in these markets based on their significant past SPAC execution, investing, and operating experience.

•        Scalable and Sustainable Growth Platform.    We intend to focus on segments and businesses within our target sectors that are poised for scalable, sustainable growth due to shifting customer preferences in favor of products and technologies that enable improvements in automation, efficiency, and customer experience.

•        Strong Competitive Positioning and Differentiated Technology.    We plan to focus on attractive companies with distinct intellectual property and highly defensible, differentiated technology aimed at solving critical challenges in their areas of focus. Companies with unique and disruptive platforms and product offerings, including technology innovators, will be at the forefront of our evaluation process. Our management team and our board have extensive operational, commercial and transactional experience with technology-driven companies in our target sectors, and we intend to use these skills to identify market leaders.

•        Experienced Management Team.    We will seek to acquire one or more businesses with a complete, experienced management team that provides a platform for us to further develop the acquired business’s management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement management’s capabilities.

•        Partnership Approach.    We will pursue a partnership approach to working with a management team that shares our strategic vision and believes we can help them achieve the full potential of their business. Our management team and our board have a long history of starting and growing businesses, and we will use our collective experience to help guide management teams of target businesses.

•        Benefit from Being a Public Company.    We intend to acquire one or more businesses that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. These criteria are substantially similar to the criteria set forth by Hennessy I, Hennessy II, Hennessy III, Hennessy IV, and Hennessy V for their respective initial business combinations. All of the previously completed Hennessy Capital business combinations have met substantially all of the aforementioned criteria, with the exception of our $1 billion+ target business size, as Hennessy I-III were targeting smaller business combinations.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions, and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Our Business Combination Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize our expertise analyzing companies in industrial technology sectors in evaluating operating projections, financial projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Our officers and directors will indirectly own founder shares and/or private placement warrants following this offering. Because of this ownership, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management — Directors, Director Nominees and Executive Officers” and “Management — Conflicts of Interest.”

Each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including Hennessy V, pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

Our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. For example, each of Mr. Hennessy, Mr. Ethridge and Mr. Petruska is currently an officer of Hennessy V and owes fiduciary duties to Hennessy V, which may compete with us for acquisition opportunities. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, affiliates of our sponsor are currently sponsoring one other blank check company, Hennessy V. Any such companies, including Hennessy V, may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts with Hennessy V would materially affect our ability to complete our initial business combination, because our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, we are not limited by industry or geography in terms of the acquisition opportunities we can pursue, and Hennessy V has executed a merger agreement with Plus, even though we expect that Hennessy V will have priority over us with respect to acquisition opportunities until it completes an initial business combination. In addition, all of our independent directors that will serve on our board are not directors of Hennessy V, and all of the independent directors of Hennessy V will not serve on our board of directors.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Our executive offices are located at 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014 and our telephone number is (307) 201-1903. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered	30,000,000 units (or 34,500,000 units if the underwriters’ option to purchase additional units is exercised in full), at $10.00 per unit, each unit consisting of:
• one share of Class A common stock; and
• one-third of one redeemable warrant to purchase one share of Class A common stock.
Proposed Nasdaq symbols	Units: “HCVIU” Class A Common Stock: “HCVI” Warrants: “HCVIW”
Trading commencement and separation of Class A common stock and warrants

The units are expected to begin trading promptly after the date of this prospectus. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. and Barclays Capital Inc. inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Units:
Number outstanding before this offering:	None.
Number outstanding after this offering:	30,000,000(1)
Common Stock:
Number outstanding before this offering:	11,500,000(2)(4)
Number outstanding after this offering:	40,000,000(1)(3)(4)
Warrants:
Number of private placement warrants to be sold in the Private Placement:	6,666,667(1)
Number of warrants to be outstanding after this offering and the Private Placement:	16,666,667(1)
Exercisability

Each whole warrant offered in this offering is exercisable to purchase one share of our Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Exercise price

$11.50 per share of Class A common stock, subject to adjustment as described herein. In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates or our anchor investors, without taking into account any founder shares or warrants held by our initial stockholders or such affiliates, as applicable, or our anchor investors, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which

____________

(1)      Assumes no exercise of the underwriters’ option to purchase additional units and the forfeiture by our sponsor of 1,500,000 founder shares.

(2)      Consists solely of founder shares and includes up to 1,500,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised.

(3)      Includes 30,000,000 public shares and 10,000,000 founder shares.

(4)      Founder shares are classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described adjacent to the caption “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable on the warrant exercise date, which is the later of:
• 30 days after the completion of our initial business combination; and
• 12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file, or maintain in effect, a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•   if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”).

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
• in whole and not in part;

•   at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities — Warrants — Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below);

•   if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Stockholders’ Warrants — Antidilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•   if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the private placement warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding public warrants.

The “fair market value” of our Class A common stock for the above purpose shall mean the volume weighted average price of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrant holders with the final fair market value no later than one business day immediately following when the 10 trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A common stock per warrant (subject to adjustment). No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. Please see the section entitled “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” for additional information. Except as set forth above, none of the private placement warrants will be redeemable by us so long as they are held by the sponsor, our direct anchor investors, our other anchor investors or their permitted transferees.

Election of directors; voting rights

Prior to the consummation of our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors. Holders of the Class A common stock will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by a resolution passed by holders of at least 90% of our outstanding common stock entitled to vote thereon. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote.

Expressions of Interest

Our anchor investors have expressed to us an interest to purchase an aggregate of approximately $291.3 million (or approximately 97.1%) of the units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units, and we have agreed to direct the underwriters to sell to the anchor investors such amount of units, subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. At the closing of our initial business combination, our anchor investors will be entitled to purchase from our sponsor an aggregate of up to 46% of the number of founder shares outstanding upon the final closing of this offering, at a purchase price of approximately $0.002 per share. Each direct anchor investor has agreed with us that, if the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares at the time of any stockholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination or it redeems all or a portion of its public shares in connection with an initial business combination such that the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares, it will forfeit to our sponsor, on a pro rata basis, a portion of the founder shares to which it is entitled. Each of our direct anchor investors (except for BlackRock) has agreed with us that, if it does not purchase at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Each of our other anchor investors and our strategic anchor investor has agreed with us that, if it does not place a binding order for at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Our strategic anchor investor has agreed with us that, if it does not enter into a binding agreement to purchase from us shares of our common stock at our initial business combination equal to $50 million, it will forfeit to our sponsor a portion of the founder shares to which it is entitled. In the aggregate, this represents investments by our direct anchor investors and strategic anchor investor through the closing of our initial business combination of at least $138.5 million (or $151.8 million if the underwriters’ option to purchase additional units is exercised in full) in order to purchase the full amount of the founder shares from our sponsor. In addition, our direct anchor investors have agreed that, if our sponsor’s managing member deems it necessary in order to facilitate an initial business combination for our sponsor to forfeit, transfer, exchange or amend the terms of all or any portion of its founder shares or private placement warrants or to enter into any other arrangements with respect to such securities, our direct anchor investors will be subject to the same changes on a pro rata basis. Nevertheless, our direct anchor investors will not be required to forfeit more than 75% of the founder shares to which they are entitled. However, there is no limit on the number of private placement warrants that our direct anchor investors may be required to forfeit to facilitate an initial business combination.

Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriters may determine to sell more, fewer or no units to our anchor investors. In the event that our anchor investors purchase such units (either in this offering or after) and votes their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. However, our anchor investors are not required to vote their public shares in favor of our initial business combination. Since our anchor investors will not receive the founder shares to which they are entitled until the closing of our initial business combination, they will not be able to vote such shares prior to the closing of our initial business combination.

There is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that they may purchase after this offering, but our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering.

Although we and the underwriters are not required to sell our anchor investors units in this offering, we expect the underwriters to sell to each of our anchor investors units up to their expressions of interest, subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. We are not aware of any circumstances (other than the Nasdaq listing requirement) under which we or the underwriters would prohibit any of our anchor investors from purchasing the applicable number of units they have expressed an interest in purchasing in this offering.

In addition, the units (including the underlying public shares and warrants) our anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

Founder shares

In January 2021, our sponsor subscribed to purchase an aggregate of 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. In March 2021, our sponsor transferred 25,000 founder shares to each of our independent directors, in June 2021 our sponsor transferred an additional 25,000 founder shares to Mr. Fearon, our lead independent director. We effected a stock dividend of 0.33333333 of a founder share for each outstanding founder share in March 2021, and we effected a second stock dividend of 1 founder share for each outstanding founder share in September 2021, which stock dividends resulted in our sponsor and independent directors holding an aggregate of 11,500,000 founder shares (up to 1,500,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised). If we increase or decrease the size of this offering, we will effect another stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders at 25% of our issued and outstanding shares of our common stock upon the consummation of this offering.

The founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised.
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:
• only holders of the founder shares have the right to vote on the election and removal of directors prior to the consummation of our initial business combination;
• the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor, officers and directors have entered into letter agreements with us, pursuant to which they have agreed: (1) to waive their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window; and (3) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window). If we submit our initial business combination to our public stockholders for a vote, our initial

•   stockholders, officers and directors have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 10,000,001, or 33.3%, of the 30,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted and the underwriters’ option to purchase additional units is not exercised) in order to have such initial business combination approved. Although none of our sponsor, officers or directors have expressed any current intention to purchase our public shares in or after this offering, they are not restricted from doing so and there is no ceiling on the number of our public shares they may purchase. If they purchase any of our public shares and retain such shares until any stockholders vote on our initial business combination, the approval of our initial business combination by our stockholders will be even more likely. If our anchor investors were to purchase all units for which they have expressed an interest (either in this offering or after) and retain the public shares comprising those units until the time of any stockholders vote on our initial business combination and vote such shares in favor of our initial business combination, we would not need any additional public shares to be voted in favor of our initial business combination for our initial business combination to be approved. In the event that our anchor investors purchase units (either in this offering or after) and vote their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. As there is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that our anchor investors may purchase after this offering, the extent of our anchor investors’ influence on such stockholders vote may be even more significant. However, our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering;

•   the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and

• the holders of the founder shares are entitled to registration rights.
Transfer restrictions on founder shares

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders — Transfers of Founder Shares and Placement Warrants”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, the founder shares will be released from the lock-up.

Founder shares conversion and anti-dilution rights

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination in consideration for such seller’s interest in the business combination target and any private placement warrants issued upon the conversion of working capital loans made to us.

Private placement warrants

Our sponsor, our direct anchor investors and our other anchor investors have subscribed to purchase an aggregate of 6,666,667 private placement warrants (or 7,266,667 if the underwriters’ option to purchase additional units is exercised in full) at a price of $1.50 per warrant ($10,000,000 in the aggregate or $10,900,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) in the Private Placement. Our sponsor will purchase 2,599,999 warrants (or 2,929,999 warrants if the underwriters’ option to purchase additional units is exercised in full) and our direct anchor investors and our other anchor investors will purchase 4,066,668 warrants (or 4,336,668 warrants if the underwriters’ option to purchase additional units is exercised in full). Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein.

A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. Except as set forth elsewhere in this prospectus, the private placement warrants will not be redeemable by us so long as they are held by our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees.

If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold as part of this offering. Our sponsor, our direct anchor investors, our other anchor investors as well as any of their permitted transferees, have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on private placement warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants”).

Proceeds to be held in trust account

The rules of the Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $300.0 million ($10.00 per unit), or $345.0 million ($10.00 per unit) if the underwriters’ option to purchase additional units is exercised in full, will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee and an aggregate of approximately $4.0 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $10,500,000 (or up to $12,075,000 if the underwriters’ option to purchase additional units is exercised in full) in deferred underwriting commissions. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations.

Except with respect to interest earned on the funds held in the trust account that may be released to us as described below, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (ii) with respect to any other material provisions relating to the rights of holders of our Class A Common Stock prior to our initial business combination or pre-initial business combination business activity; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for taxes payable. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations. Based upon current interest rates, we expect the trust account to generate approximately $300,000 of interest annually (assuming an interest rate of 0.10% per year); however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from loans or additional investments from our sponsor, members of our management team or any of their respective affiliates or other third parties, although they are under no obligation or other duty to loan funds to, or invest in, us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of all loans made to us by our sponsor, an affiliate of our sponsor or our officers and directors may be convertible into warrants at a price of $1.50 per warrant at the option of the lender at the time of the business combination. The warrants would be identical to the private placement warrants issued to our sponsor, our direct anchor investors and our other anchor investors.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test.

Permitted purchases of public shares and public warrants by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine from which stockholders to seek to acquire securities. There is no limit on the number of shares or warrants such persons may purchase, or any restriction on the price that they may pay subject to compliance with applicable law and Nasdaq rules. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, advisors or any of their affiliates determine to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions.

If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Prior to the consummation of this offering, we will adopt an insider trading policy which will require insiders to:

• refrain from purchasing securities when they are in possession of any material non-public information; and

•   to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, advisors or any of their respective affiliates will be restricted from making purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, directors, officers, advisors or any of their respective affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon completion of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above. Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

• file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek stockholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders, officers and directors will count towards this quorum and have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and their permitted transferees will own at least 25% of our outstanding shares of common stock entitled to vote thereon. As a result, in addition to our initial stockholders’ founder shares, we would need 10,000,001, or 33.3%, of the 30,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the option to purchase additional units is not exercised) in order to have such initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Although none of our sponsor, officers or directors have expressed any current intention to purchase our public shares in or after this offering, they are not restricted from doing so and there is no ceiling on the number of our public shares they may purchase. If they purchase any of our public shares and retain such shares until any stockholders vote on our initial business combination, the approval of our initial business combination by our stockholders will be even more likely. If our anchor investors were to purchase all units for which they have expressed an interest (either in this offering or after) and retain the public shares comprising those units until the time of any stockholders vote on our initial business combination and vote such shares in favor of our initial business combination, we would not need any additional public shares to be voted in favor of our initial business combination for our initial business combination to be approved. In the event that our anchor investors purchase units (either in this offering or after) and vote their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. As there is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that our anchor investors may purchase after this offering, the extent of our anchor investors’ influence on such stockholders vote may be even more significant. However, our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination.

In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our certificate of incorporation

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to fund the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of at least 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances (other than the election of directors), our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules. Prior to an initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination or that would entitle holders thereof to receive funds from the trust account. Our initial stockholders, who will beneficially own 25% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they may choose.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Proposed Business — Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated certificate of incorporation provides that we will have only the completion window to complete our initial business combination. If we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such completion window.

Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers, directors or any of their respective affiliates acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

Limited payments to insiders

There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination (regardless of the type of transaction that it is). However, the following payments may be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds from this offering held in the trust account prior to the completion of our initial business combination:

• repayment of an aggregate of up to $500,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•   payment to an affiliate of our sponsor of $15,000 per month, until the completion of our initial business combination, for office space, utilities and secretarial and administrative support;

•   payments to each of our President and Chief Operating Officer and our Chief Financial Officer of $29,000 per month for their services until the completion of our initial business combination, of which $14,000 per month is payable upon the completion of our initial business combination;

• reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•   repayment of loans which may be made by our sponsor, an affiliate of our sponsor or our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors or our or any of their respective affiliates.
Audit committee

Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. Please see “Management — Committees of the Board of Directors — Audit Committee” for additional information.

Conflicts of interest

Our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. For example, each of Mr. Hennessy, Mr. Ethridge and Mr. Petruska is currently an officer of Hennessy V and owes fiduciary duties to Hennessy V, which may compete with us for acquisition opportunities. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, affiliates of our sponsor are currently sponsoring one other blank check company, Hennessy V. Any such companies, including Hennessy V, may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts with Hennessy V would materially affect our ability to complete our initial business combination, because our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, we are not limited by industry or geography in terms of the acquisition opportunities we can pursue, and Hennessy V has executed a merger agreement with Plus, even though we expect that Hennessy V will have priority over us with respect to acquisition opportunities until it completes an initial business combination. In addition, all of our independent directors that will serve on our board are not directors of Hennessy V, and all of the independent directors of Hennessy V will not serve on our board of directors.

As described in “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest,” each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including Hennessy V, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination.

The potential conflicts described above may limit our ability to enter into a business combination or other transactions. These circumstances could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on the Company and investors will not arise.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of amounts necessary to pay our taxes, except as to any claims by a third party that executed a waiver of any and all rights to the monies held in the trust account (whether any such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Please see “Proposed Business-Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” for additional information concerning how Rule 419 blank check offerings differ from this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented (dollar amounts are rounded to thousands).

	June 30, 2021
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(148,000)	$291,823,000
Total assets	$182,000	$302,323,000
Total liabilities	$159,000	$33,000,000	(2)
Class A common stock subject to possible redemption; -0- and 30,000,000 shares, actual and as adjusted	$—	$300,000,000
Stockholders’ equity	$23,000	$(30,677,000)

____________

(1)      Gives pro forma effect to the sale of our 30,000,000 units in this offering for $300,000,000, less estimated offering expenses, and the sale of 6,666,667 private placement warrants for $10,000,000, and assumes the full forfeiture of 1,500,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised.

(2)      Includes $10,500,000 in deferred underwriting fee payable out of the trust account upon the consummation of the business combination and approximately $22,500,000 of warrant liability associated with provisions of our warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND
RISK FACTOR SUMMARY

Some statements contained in this prospectus, and certain oral statements made from time to time by our representatives in connection with this offering, are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination;

•        our expectations around the performance of a prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses, including the location and industry of such target businesses;

•        the ability of our officers and directors to generate a number of potential business combination opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the availability to us of funds from interest income on the trust account balance;

•        the trust account not being subject to claims of third parties;

•        our financial performance following this offering; or

•        the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, and Consummation of or Inability to Consummate,
a Business Combination

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination unless the initial business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other legal reasons. Except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Even if we seek stockholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may consummate our initial business combination even if holders of a majority of our outstanding public shares do not approve of the business combination we consummate. Please see “Proposed Business — Stockholders may not have the ability to approve our initial business combination” for additional information.

If we seek stockholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Our initial stockholders, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 10,000,001, or 33.3%, of the 30,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the option to purchase additional units is not exercised) in order to have such initial business combination approved. Although none of our sponsor, officers or directors have expressed any current intention to purchase our public shares in or after this offering, they are not restricted from doing so and there is no ceiling on the number of our public shares they may purchase. If they purchase any of our public shares and retain such shares until any stockholders vote on our initial business combination, the approval of our initial business combination by our stockholders will be even more likely. If our anchor investors were to purchase all units for which they have expressed an interest (either in this offering or after) and retain the public shares comprising those units until the time of any stockholders vote on our initial business combination and vote such shares in favor of our initial business combination, we would not need any additional public shares to be voted in favor of our initial business combination for our initial business combination to be approved. In the event that our anchor investors purchase units (either in this offering or after) and vote their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. As there is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that our anchor investors may purchase after this offering, the extent of our anchor investors’ influence on such stockholders vote may be even more significant. However, our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering. We expect that our initial stockholders and their permitted transferees will own at least 25% of our outstanding shares of common stock at the time of any such stockholder vote. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders and their permitted transferees agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B common stock results in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our initial business combination. In addition, the amount of deferred underwriting commissions payable to the underwriters is not required to be adjusted for any shares that are redeemed in connection with an initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within the completion window. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If we have not completed our initial business combination within such time period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

If other sources of working capital are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, $2,300,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,700,000, we may fund such excess from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their respective affiliates is under any obligation or other duty to loan funds to us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public stockholders may receive only $10.00 per share, or less in certain circumstances, and our warrants will expire worthless. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase shares or warrants from the public, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine from which stockholders to seek to acquire shares or warrants. Such a purchase may include a contractual acknowledgement that such public stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling public stockholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Please see “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, directors, officers, advisors or any of their respective affiliates will select which stockholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer or proxy materials documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. Please see “Proposed Business — Tendering stock certificates in connection with a tender offer or redemption rights.”

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of our company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419.

Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of our initial business combination. Please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” for a more detailed comparison of our offering to offerings that comply with Rule 419.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” However, our amended and restated certificate of incorporation does not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold the Excess Shares and, in order to dispose of such shares, would be required to sell your Excess Shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their stock, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there will be numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. Our sponsor, any of its affiliates or any of their respective clients may make additional investments in us, although our sponsor and its affiliates have no obligation or other duty to do so.

This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek stockholder approval of our initial business combination and we are obligated to pay cash for public shares that are redeemed, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

If the funds available to us outside of the trust account are insufficient to allow us to operate for at least the completion window, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the completion window, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that the funds available to us outside of the trust account, including loans or additional investments from our sponsor, will be sufficient to allow us to operate for at least the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

We will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.

Approximately $2,300,000 of the net proceeds of this offering and the sale of the private placement warrants will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,700,000, we may fund such excess from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. In addition, our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required to fund our working capital requirements. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their respective affiliates is under any obligation or other duty to loan funds to us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public stockholders may receive only $10.00 per share, or less in certain circumstances, and our warrants will expire worthless. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the completion window, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of taxes payable, except as to any claims by a third party that executed a waiver of any and all rights to the monies held in the trust account (whether any such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of: (1) $10.00 per public share; or (2) the actual amount per share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in certain instances. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by our public stockholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long-term. We do not plan to buy businesses or assets with a view to resale or profit from their resale.

We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long-term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (iii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

We may not hold an annual meeting of stockholders until after we consummate our initial business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a “cashless basis” and potentially causing such warrants to expire worthless.

We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration or qualification is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file, or maintain in effect, a registration statement, but we will use our reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the resale of their founder shares after those shares convert to shares of our Class A common stock at the time of our initial business combination. In addition, the holders of the private placement warrants and their permitted transferees can demand that we register the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the Class A common stock issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to complete. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the common stock owned by our initial stockholders or their permitted transferees, the private placement warrants owned by our sponsor, our direct anchor investors and our other anchor investors, the warrants issued in connection with working capital loans or their permitted transferees are registered for resale.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent novel coronavirus (“COVID-19”) outbreak.

On March 11, 2020, the World Health Organization officially declared the outbreak of the COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Because we are neither limited to evaluating target businesses in a particular industry nor have we identified any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities in acquisition targets that may be outside of our management’s areas of expertise.

We will consider a business combination in sectors which may be outside of our management’s areas of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain a fairness opinion and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described herein and we may also issue shares of Class A common stock upon redemption of the warrants in certain circumstances as described herein. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 200,000,000 shares of Class A common stock, par value $0.0001 per share, and 20,000,000 shares of Class B common stock, par value $0.0001 per share and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 170,000,000 and 10,000,000 (assuming in each case, that the underwriters have not exercised their option to purchase additional units) authorized but unissued shares of Class A and Class B common stock, respectively, available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or upon the conversion of the Class B common stock. Shares of Class B common stock are automatically convertible into shares of our Class A common stock at the time of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.

We may issue a substantial number of additional shares of Class A common stock, and may issue shares of preferred stock, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation will provide that we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination or that would entitle holders thereof to receive funds from the trust account). We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described herein, and we may also issue shares of Class A common stock upon redemption of the warrants in certain circumstances as described herein. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote on any initial business combination. The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching initial business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our officers or directors which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other businesses, we may decide to acquire one or more businesses affiliated with or competitive with our officers and directors, and their respective affiliates. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy V, and we may pursue potential business combination partners that had previously been in discussions with Hennessy V’s management team. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our Initial Business Combination” and “— Sourcing of Potential Business Combination Targets” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may hold), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

In January 2021, our sponsor subscribed to purchase an aggregate of 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. In March 2021, our sponsor transferred 25,000 founder shares to each of our independent directors, in June 2021 our sponsor transferred an additional 25,000 founder shares to Mr. Fearon, our lead independent director. We effected a stock dividend of 0.33333333 of a founder share for each outstanding founder share in March 2021, and we effected a second stock dividend of 1 founder share for each outstanding founder share in September 2021, which stock dividends resulted in our sponsor and independent directors holding an aggregate of 11,500,000 founder shares (up to 1,500,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised).The founder shares will be worthless if we do not complete an initial business combination.

In addition, our sponsor, our direct anchor investors and our other anchor investors have subscribed to purchase an aggregate of 6,666,667 (or 7,266,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants for a purchase price of $10,000,000 (or $10,900,000 if the underwriters’ option to purchase additional units is exercised in full), or $1.50 per warrant, that will also be worthless if we do not complete our initial business combination. Our sponsor will purchase 2,599,999 warrants (or 2,929,999 warrants if the underwriters’ option to purchase additional units is exercised in full) and our direct anchor investors and our other anchor investors will purchase 4,066,668 warrants (or 4,336,668 warrants if the underwriters’ option to purchase additional units is exercised in full). Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that: (1) only holders of the founder shares have the right to vote on the election and removal of directors prior to our initial business combination; (2) the founder shares are subject to certain transfer restrictions, as described in more detail below; (3) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to: (a) waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (b) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window; and (c) waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window); (4) the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein; and (5) the holders of founder shares are entitled to registration rights.

The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for completing our initial business combination nears.

Concentration of ownership among our sponsor and anchor investors may prevent other investors from influencing significant corporate decisions or adversely affect the trading price of our public shares.

There can be no assurance that any of our anchor investors will acquire any units in this offering, or as to the number of such units our anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. If our anchor investors purchase the full amounts described in “Principal Stockholders”, our sponsor and our anchor investors will own collectively in excess of 97% of our outstanding shares of common stock, assuming no exercise of the underwriters’ option to purchase additional units. As a result, our sponsor and our anchor investors could have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval. For example, in the event that our anchor investors purchase the full amount of units described in their respective expressions of interest and vote such shares in favor of our initial business combination (although they are not contractually obligated to, their interest in our founder shares may provide an incentive for them to do so), we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved. This potential concentration of influence could be disadvantageous to other stockholders with interests different from those of our sponsor or our anchor investors. In addition, this potential significant concentration of share ownership may adversely affect the trading price of our public shares because investors often perceive disadvantages in owning shares in companies with principal stockholders. Furthermore, the units (including the underlying public shares and warrants) our anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer, and therefore sales of such securities on the open market may adversely affect the prevailing market prices for our units, Class A common stock or warrants, as applicable.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may materially negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with $300,000,000 (or $345,000,000 if the underwriters’ option to purchase additional units is exercised in full) that we may use to complete our initial business combination (which includes $10,500,000, or up to $12,075,000 if the underwriters’ option to purchase additional units is exercised in full, of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to complete business combinations simultaneously with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (such that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments, including our warrant agreement, in a manner that will make it easier for us to complete our initial business combination that some of our stockholders or warrant holders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

Certain provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of not less than 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.

Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to the appointment of directors, which require the approval by a resolution passed by holders of at least 90% of our outstanding common stock entitled to vote thereon) related to pre-business combination activity (including the requirement to fund the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of at least 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances, our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL, or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination. Our initial stockholders, who will beneficially own 25% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, officers and directors have agreed, pursuant to a written agreement, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our sponsor, officers and directors. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without stockholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the letter agreement among us and our sponsor, officers and directors, and the registration rights agreement among us and our initial stockholders, may be amended without stockholder approval. These agreements contain various provisions that our public stockholders might deem to be material. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Our initial stockholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to the consummation of our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own 25% of our outstanding common stock (assuming they do not purchase any units in this offering). In addition, the founder shares, all of which are held by our initial stockholders, will entitle the holders to elect all of our directors prior to the consummation of our initial business combination. Holders of our public shares will have no right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended by a resolution passed by holders of at least 90% of our outstanding common stock entitled to vote thereon. As a result, you will not have any influence over the election of directors prior to our initial business combination.

Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, as a result of their substantial ownership in our company, our initial stockholders may exert a substantial influence on other actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial stockholders will exert significant influence over actions requiring a stockholder vote. Please see “Proposed Business — Permitted purchases of our securities.”

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination include historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the completion window.

Risks Relating to the Post-Business Combination Company

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Risks Relating to Our Management Team

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other responsibilities. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers and directors is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. Please see “Management — Directors, Director Nominees and Executive Officers” for a discussion of our officers’ and directors’ other business affairs.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, we do not currently expect that any of them will do so. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may cause our key personnel to have conflicts of interest in determining whether to proceed with a particular business combination. However, we do not expect that any of our key personnel will remain with us after the completion of our initial business combination.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, as we do not expect that any of our key personnel will remain with us after the completion of our initial business combination. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. As a result, we may need to reconstitute the management team of the post-transaction company in connection with our initial business combination, which may adversely impact our ability to complete an initial business combination in a timely manner or at all.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity or other transaction should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. For example, each of Mr. Hennessy, Mr. Ethridge and Mr. Petruska is currently an officer of Hennessy V and owes fiduciary duties to Hennessy V, which may compete with us for acquisition opportunities. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they are or may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, affiliates of our sponsor are currently sponsoring one other blank check company, Hennessy V. Any such companies, including Hennessy V, may present additional conflicts of interest in pursuing an acquisition target.

As described in “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest,” each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, including Hennessy V. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

Please see “Management — Directors, Director Nominees and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions” for a discussion of our officers’ and directors’ business affiliations and potential conflicts of interest.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor or our directors or officers. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Risks Relating to Our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) the completion of our initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within the completion window for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the completion window before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the

Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum market value of listed securities (generally $50,000,000), a minimum number of publicly held shares with a minimum market value (generally 1.1 million publicly held shares with a minimum of $15 million market value), a minimum bid price (generally $1.00 per share) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, the market value of our listed securities would generally be required to be at least $75 million, the number of unrestricted publicly held shares must be at least 1.1 million with an aggregate market value of at least $20 million and we would be required to have a minimum of 400 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on Nasdaq, our units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

Our sponsor contributed $25,000, or approximately $0.002 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 130.7% (or $13.07 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book deficit per share of $(3.07) and the initial offering price of $10.00 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.

Potential participation in this offering by our anchor investors could reduce the public float for our shares, and could result in our inability to satisfy the Nasdaq continued listing requirements.

Our anchor investors have expressed to us an interest to purchase an aggregate of $291.3 million, or 97.1%, of the units in this offering (or 84.4% of the units in this offering if the underwriters’ over-allotment option is exercised in full) and we expect the underwriters to sell to our anchor investors such amount of units, subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. If our anchor investors purchase all or a substantial portion of the units for which they have expressed an interest, such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume and liquidity of our securities and increase the volatility of our securities relative to what they would have been had such securities been purchased by public investors. In addition, in order to continue to satisfy Nasdaq’s continued listing requirements after this offering, among other requirements, we must have a minimum of 400 round lot holders of our securities. To the extent our public float is limited due to purchases made by our anchor investors, we may be more likely than other companies to fall below the required public holder threshold in the future.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant. Our initial stockholders may purchase public warrants with the intention of reducing the number of public warrants outstanding or to vote such warrants on any matters submitted to warrant holders for approval, including amending the terms of the public warrants in a manner adverse to the interests of the registered holders of public warrants. While our initial stockholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for such transactions, there is no limit on the number of our public warrants that our initial stockholders may purchase and it is not currently known how many public warrants, if any, our initial stockholders may hold at the time of our initial business combination or at any other time during which the terms of the public warrants may be proposed to be amended. Please see “Proposed Business — Permitted Purchases of Our Securities.”

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with any changes in fair value each period reported in our statement of operations, which may have an adverse effect on the market price of our securities or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent private placement of warrants, we will have 16,666,667 warrants outstanding (comprised of the 10,000,000 warrants included in the units and the 6,666,667 private placement warrants, assuming the underwriters’ option to purchase additional units is not exercised). We currently expect to account for these warrants as a warrant liability, which means that we will record them at fair value upon issuance, and the warrant liability will be adjusted to fair value, as determined by us based upon a valuation report obtained from our independent third-party valuation firm, with the change in fair value each period recognized in our statement of operations. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities. In addition, potential targets may seek a business combination partner that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of Class A common stock received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

If the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 10,000,000 shares of our Class A common stock (or up to 11,500,000 shares of our Class A common stock if the underwriters’ option to purchase additional units is exercised in full), at a price of $11.50 per whole share (subject to adjustment as provided herein), as part of the units offered by this prospectus. Simultaneously with the closing of this offering, we also will be issuing in the Private Placement an aggregate of 6,666,667 (or 7,266,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants, each exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Our initial stockholders currently hold 11,500,000 founder shares (up to 1,500,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised). The founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor, an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.50 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants.

To the extent we issue shares of Class A common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of outstanding shares of our Class A common stock and reduce the value of the Class A common stock issued to complete the business transaction. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees: (1) if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above; (2) they are non-redeemable in certain circumstances; (3) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor, our direct anchor investors or our other anchor investors until 30 days after the completion of our initial business combination; (4) they may be exercised by the holders on a cashless basis; and (5) the holders thereof (including with respect to the shares of common stock issuable upon exercise of these warrants) are entitled to registration rights.

Because each unit contains one-third of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-third of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase either one full share or one-half of one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a warrant to purchase either one full share or one-half of one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one-half of one share.

A provision of our warrant agreement may make it more difficult for use to consummate an initial business combination.

If

•        we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share;

•        the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions); and

•        the Market Value is below $9.20 per share;

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying suitable acquisition opportunities;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and the terms of the units, including the Class A common stock and warrants underlying the units, is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

General Risk Factors

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by members of our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with members of our management team and their affiliates is presented for informational purposes only. Any past experience and performance, of members of our management team and their affiliates is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record and performance of members of our management team or their affiliates as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if

brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

•        rules and regulations regarding currency redemption;

•        complex withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        foreign and domestic tax consequences;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•        deterioration of political relations with the United States;

•        obligatory military service by personnel; and

•        government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, results of operations and financial condition.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We may face risks related to businesses in the industrial technology industry.

Business combinations with businesses in the industrial technology industry entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

•        the markets we may serve may be subject to general economic conditions and cyclical demand, which could lead to significant shifts in our results of operations from quarter to quarter that make it difficult to project long-term performance;

•        we may be unable to attract or retain customers;

•        we may be subject to the negative impacts of catastrophic events;

•        we may face competition and consolidation of the specific sector of the industry within which the target business operates;

•        we may be subject to volatility in costs for strategic raw material and energy commodities (such as natural gas, including exports of material quantities of natural gas from the United States) or disruption in the supply of these commodities could adversely affect our financial results;

•        we may be unable to obtain necessary insurance coverage for the target business’ operations;

•        we may incur additional expenses and delays due to technical problems, labor problems (including union disruptions) or other interruptions at our manufacturing facilities after our initial business combination;

•        we may experience work-related accidents that may expose us to liability claims;

•        our manufacturing processes and products may not comply with applicable statutory and regulatory requirements, or if we manufacture products containing design or manufacturing defects, demand for our products may decline and we may be subject to liability claims;

•        we may be liable for damages based on product liability claims, and we may also be exposed to potential indemnity claims from customers for losses due to our work or if our employees are injured performing services;

•        our products may be are subject to warranty claims, and our business reputation may be damaged and we may incur significant costs as a result;

•        we may be unable to protect our intellectual property rights;

•        our products and manufacturing processes will be subject to technological change;

•        we may be subject to increased government regulations, including with respect to, among other matters, increased environmental regulation and worker safety regulation, and the costs of compliance with such regulations; and

•        the failure of our customers to pay the amounts owed to us in a timely manner.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the industrial technology industry. Accordingly, if we acquire a target business in another industry, these risks we will be subject to risks attendant with the specific industry in which we operate or target business which we acquire, which may or may not be different than those risks listed above.

USE OF PROCEEDS

We are offering 30,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Option to Purchase Additional Units	Option to Purchase Additional Units Exercised in Full
Gross proceeds
Gross proceeds from units offered to public(1)	$300,000,000	$345,000,000
Gross proceeds from private placement warrants offered in the private placement	10,000,000	10,900,000
Total gross proceeds	$310,000,000	$355,900,000
Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	6,000,000	6,900,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	40,000	40,000
SEC/FINRA expenses	89,890	89,890
Travel and road show	20,000	20,000
Directors and officers insurance premiums	450,000	450,000
Nasdaq listing and filing fees	75,000	75,000
Miscellaneous expenses	690,110	690,110
Total estimated offering expenses (other than underwriting commissions)	1,700,000	1,700,000
Proceeds after estimated offering expenses	$302,300,000	$347,300,000
Held in trust account(3)	$300,000,000	$345,000,000
Percent of public offering size	100%	100%
Not held in trust account	$2,300,000	$2,300,000

The following table shows the use of the approximately $2,300,000 of net proceeds not held in the trust account.(3)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$900,000	39.1%
Legal and accounting fees related to regulatory reporting obligations	175,000	7.6%
Nasdaq continued listing fees	55,000	2.4%
Payments to officers(4)	360,000	15.7%
Payment for office space, utilities, support staff and secretarial and administrative support(5)	180,000	7.8%
Working capital to cover miscellaneous expenses, including D&O insurance premiums	630,000	27.4%
Total	$2,300,000	100.0%

____________

(1)      Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      Our sponsor has agreed to loan us up to $500,000 as described in this prospectus. As of September 21, 2021, we had borrowed $195,000 under such promissory note. These loans will be repaid upon completion of this offering out of the $1,700,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. In the event that our offering expenses are more than as set for in this table, we may fund such excess from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than as set for in this table, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

(3)      The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $10,500,000, which constitutes the underwriters’ deferred commissions (or up to $12,075,000 if the underwriters’ option to purchase additional units is exercised in full) will be paid to the underwriters from the funds held in the trust account and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)      This represents payments for 12 months to each of Mr. Ethridge, our President and Chief Operating Officer, and Mr. Petruska, our Chief Financial Officer, of $29,000 per month for their services prior to the consummation of our initial business combination, of which $14,000 per month is payable upon the completion of our initial business combination.

(5)      This represents payments for 12 months to an affiliate of our sponsor of $15,000 per month for office space, utilities and secretarial and administrative support.

Of the net proceeds of this offering and the sale of the private placement warrants, $300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full), including $10,500,000 (or $12,075,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $300,000 per year, assuming an interest rate of 0.10% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to amounts necessary to pay taxes. The funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance and timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

Following this offering and prior to the completion of our initial business combination, our principal use of working capital will be to fund our activities to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination. During that period, we expect our other principal expenses to include franchise and income taxes and regulatory reporting requirements. Commencing on the date our securities are first listed on the Nasdaq Global Market, we have agreed to pay an affiliate of our sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor, our direct anchor investors and our other anchor investors. The terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine from which stockholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Our anchor investors have expressed to us an interest to purchase an aggregate of approximately $291.3 million (or approximately 97.1%) of the units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units, and we have agreed to direct the underwriters to sell to the anchor investors such amount of units subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. At the closing of our initial business combination, our anchor investors will be entitled to purchase from our sponsor an aggregate of up to 46% of the number of founder shares outstanding upon the final closing of this offering, at a purchase price of approximately $0.002 per share. Each direct anchor investor has agreed with us that, if the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares at the time of any stockholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination or it redeems all or a portion of its public shares in connection with an initial business combination such that the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares, it will forfeit to our sponsor, on a pro rata basis, a portion of the founder shares to which it is entitled. Each of our direct anchor investors (except for BlackRock) has agreed with us that, if it does not purchase at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Each of our other anchor investors and our strategic anchor investor has agreed with us that, if it does not place a binding order for at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Our strategic anchor investor has agreed with us that, if it does not enter into a binding agreement to purchase from us shares of our common stock at our initial business combination equal to $50 million, it will forfeit to our sponsor a portion of the founder shares to which it is entitled. In the aggregate, this represents investments by our direct anchor investors and strategic anchor investor through the closing of our initial business combination of at least $138.5 million (or $151.8 million if the underwriters’ option to purchase additional units is exercised in full) in order to purchase the full amount of the founder shares from our sponsor. In addition, our direct anchor investors have agreed that, if our sponsor’s managing member deems it necessary in order to facilitate an initial business combination for our sponsor to forfeit, transfer, exchange or amend the terms of all or any portion of its founder shares or private placement warrants or to enter into any other arrangements with respect to such securities, our direct anchor investors will be subject to the same changes on a pro rata basis. Nevertheless, our direct anchor investors will not be required to forfeit more than 75% of the founder shares to which they are entitled. However, there is no limit on the number of private placement warrants that our direct anchor investors may be required to forfeit to facilitate an initial business combination.

Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriters may determine to sell more, fewer or no units to our anchor investors. In the event that our anchor investors purchase such units (either in this offering or after) and votes their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. However, our anchor investors are not required to vote their public shares in favor of our initial business combination. Since our anchor investors will not receive the founder shares to which they are entitled until the closing of our initial business combination, they will not be able to vote such shares prior to the closing of our initial business combination.

We may not redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) the completion of our initial business combination and then, only in connection with those public shares that such stockholder has properly elected to redeem, subject to the limitations described in this prospectus; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (1) waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (2) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window. In addition, our initial stockholders, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers or directors acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect another stock dividend with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 25% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.

At June 30, 2021, our net tangible book value deficit was $(148,000), or approximately $(0.01) per share of Class B common stock. After giving effect to the sale of 30,000,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the private placement warrants, the warrant liability associated with the warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2021 would have been a deficit of (30,677,000) or $(3.07) per share, representing an immediate increase in net tangible book value (as decreased by the value of 30,000,000 shares of Class A common stock that may be redeemed for cash in connection with our initial business combination and assuming no exercise of the underwriters’ option to purchase additional units) of ($3.06) per share to our initial stockholders as of the date of this prospectus and an immediate dilution of $13.07 per share or 130.7% to our public stockholders. The dilution to new investors if the underwriters exercise their option to purchase additional units in full would be an immediate dilution of $13.05 per share or 130.5%.

The following table illustrates the dilution to the public stockholders on a per share basis:

	Without Over-allotment		With Over-allotment
Public offering price		$10.00		$10.00
Net tangible book value deficit before this offering	$(0.01)		$(0.01)
Decrease attributable to public stockholders	$(3.05)		$(3.04)
Pro forma net tangible book value (deficit) after this offering and the sale of the private placement warrants		$(3.07)		$(3.05)
Dilution to public stockholders		$13.07		$13.05
Percentage of dilution to public stockholders		130.7%		130.5%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ option to purchase additional units) by $300,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or stockholders meeting, including interest (net of taxes payable) divided by the number of shares of Class A common stock sold in this offering).

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)(2)	10,000,000	25.00%	$25,000	0.01%	$0.0025
Public Stockholders	30,000,000	75.00%	300,000,000	99.99%	$10.00
	40,000,000	100.0%	$300,025,000	100.0%

____________

(1)      Assumes the full forfeiture of 1,500,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised.

(2)      Assumes conversion of Class B common stock into Class A common stock on a one-for-one basis. The dilution to public stockholders would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book deficit per share as of June 30, 2021 giving effect to the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(148,000)	$(148,000)
Offering costs paid in advance and excluded from tangible book value	171,000	171,000
Net proceeds from this offering and sale of the private placement warrants	302,300,000	347,300,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	—	—
Less: Deferred underwriting commissions	(10,500,000)	(12,075,000)
Less: Warrant liability	(22,500,000)	(25,335,000)
Less: Proceeds held in trust subject to redemption	(300,000,000)	(345,000,000)
	$(30,677,000)	$(35,087,000)

Denominator:
Class B common stock outstanding prior to this offering	11,500,000	11,500,000
Class B common stock forfeited if over-allotment is not exercised	(1,500,000)	—
Class A common stock included in the units offered	30,000,000	34,500,000
Less: Shares subject to redemption	(30,000,000)	(34,500,000)
	10,000,000	11,500,000

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021 and as adjusted to give effect to the sale of our 30,000,000 units in this offering for $300,000,000 (or $10.00 per unit) and the sale of 6,666,667 private placement warrants for $10,000,000 (or $1.50 per warrant) and the application of the estimated net proceeds derived from the sale of such securities (dollar amounts are rounded to thousands).

	June 30, 2021
	Actual	As Adjusted(1)
Note payable to related party	$150,000	$—
Deferred underwriting commissions	—	10,500,000
Warrant Liability(2)	—	22,500,000
Class A common stock subject to possible redemption; -0- and 30,000,000 shares, actual and as adjusted, respectively(3)	—	300,000,000
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 300,000,000 shares authorized; -0- and -0- shares issued and outstanding (excluding -0- and 30,000,000 shares subject to possible redemption), actual and as adjusted, respectively(5)	—	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized; 11,500,000 and 10,000,000 shares issued and outstanding, actual and as adjusted, respectively(4)(6)	1,000	1,000
Additional paid-in capital (deficit)	24,000	—
Accumulated deficit	(2,000)	(30,678,000)
Total stockholders’ equity (deficit)	$23,000	$(30,677,000)
Total capitalization	$173,000	$302,323,000

____________

(1)      Assumes the full forfeiture of 1,500,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(2)      We will account for the 16,666,667 warrants to be issued in connection with this offering (including 10,000,000 warrants included in the units and 6,666,667 private placement warrants, assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in Accounting Standards Codification Topic 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value as determined by us based upon a valuation report obtained from our independent third-party valuation firm, with the change in fair value recognized in our statement of operations. The warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period. The amount presented is based on such an independent valuation report using a valuation date of April 27, 2021.

(3)      Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable). The “as adjusted” amount of Class A common stock, subject to redemption equals the “as adjusted” total assets of $302,323,000 less the “as adjusted” total liabilities of $33,000,000 less “as adjusted” total stockholders’ deficit of $(30,677,000). The value of Class A common stock that may be redeemed is equal to $10.00 per share (which is the assumed redemption price) multiplied by 30,000,000 shares of Class A common stock.

(4)      Actual share amount is prior to any forfeiture of founder shares by our sponsor and the “as adjusted” share amount assumes no exercise of the underwriters’ option to purchase additional units and the forfeiture of 1,500,000 founder shares by our sponsor.

(5)      Represents $-0- and $-0-, respectively, Class A common stock.

(6)      Represents $1,150 and $1,000, respectively, of Class B common stock rounded to $1,000 and $1,000, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly incorporated blank check company incorporated as a Delaware corporation on January 22, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy V, and we may pursue potential business combination partners that had previously been in discussions with Hennessy V’s management team. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As of June 30, 2021, we had cash of $11,000 and a working capital deficit of approximately $(148,000). Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

We expect to account for the warrants as warrant liabilities and not equity. As a result, we will be required to measure the fair value of the warrants when they are issued and then at the end of each reporting period and to recognize changes in the fair value from the prior period in our operating results for the current period. Such amounts can be material and can be either other income or other expense.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of $25,000 from the sale of the founder shares and up to $500,000 in loans from our sponsor under an unsecured promissory note ($150,000 was outstanding at June 30, 2021 before an additional borrowing of $45,000 on September 3, 2021 increasing the total outstanding to $195,000 at that date). We estimate that the net proceeds from: (1) the sale of the units in this offering, after deducting offering expenses of approximately $1,700,000 and underwriting commissions of $6,000,000 ($6,900,000 if the underwriters’ option to purchase additional units is exercised in full) (excluding deferred underwriting commissions of $10,500,000 (or up to $12,075,000 if the underwriters’ option to purchase additional units is exercised in full)); and (2) the sale of the private placement warrants for a purchase price of $10,000,000 (or $10,900,000 if the underwriters’ option to purchase additional units is exercised in full), will be $302,300,000 (or $347,300,000 if the underwriters’ option to purchase additional units is exercised in full). Of this amount, $300,000,000 (or $345,000,000 if the underwriters’ option to purchase additional units is exercised in full), which includes $10,500,000 (or up to $12,075,000 if the underwriters’ option to purchase additional units is exercised in full) of deferred underwriting commissions, will be deposited into the trust account. The remaining $2,300,000 will not be held in the trust account. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. In the event that our offering expenses exceed our estimate of $1,700,000, we may fund such excess from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable), if any, to complete our initial business combination. We will make withdrawals from the trust account to pay our taxes, including franchise taxes and income taxes. Delaware franchise tax is based on our authorized shares or on our assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares with a maximum aggregate tax of $200,000 per year. Under the assumed par value capital method, Delaware taxes each $1,000,000 of assumed par value capital at the rate of $400; where assumed par value would be (1) our total gross assets following this offering, divided by (2) our total issued shares of common stock following this offering, multiplied by (3) the number of our authorized shares following this offering. Based on the number of shares of our common stock authorized and outstanding and our estimated total gross proceeds after the completion of this offering, our annual franchise tax obligation is expected to be capped at the maximum amount of annual franchise taxes payable by us as a Delaware corporation of $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the only taxes payable by us out of the funds in the trust account will be income and franchise taxes. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, our principal use of working capital will be to fund our activities to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

We expect our primary liquidity requirements during that period to include approximately $900,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $175,000 for legal and accounting fees related to regulatory reporting requirements; $55,000 for Nasdaq continued listing fees, $360,000 for payments to our officers, $180,000 for office space, utilities and secretarial and administrative support; and approximately $630,000 for working capital that will be used for miscellaneous expenses, insurance premiums and reserves. In addition, we may pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

As indicated in the accompanying financial statements, at June 30, 2021, we had $11,000 in cash and a working capital deficit of approximately $148,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful.

Our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required to fund our working capital requirements. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor, our direct anchor investors and our other anchor investors. The terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants, if any, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following the consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement.

Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting. Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of June 30, 2021 and January 29, 2021 we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Related Party Transactions

In January 2021, our sponsor subscribed to purchase an aggregate of 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. In March 2021, our sponsor transferred 25,000 founder shares to each of our independent directors, in June 2021 our sponsor transferred an additional 25,000 founder shares to Mr. Fearon, our lead independent director. We effected a stock dividend of 0.33333333 of a founder share for each outstanding founder share in March 2021, and we effected a second stock dividend of 1 founder share for each outstanding founder share in September 2021, which stock dividends resulted in our sponsor and independent directors holding an aggregate of 11,500,000 founder shares (up to 1,500,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised).

Commencing on the date our securities are first listed on the Nasdaq Global Market, we have agreed to pay an affiliate of our sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

We will pay each of Mr. Ethridge, our President and Chief Operating Officer, and Mr. Petruska, our Chief Financial Officer, $29,000 per month for their services prior to the consummation of our initial business combination, of which $14,000 per month is payable upon the successful completion of our initial business combination.

Our sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $500,000 as described in this prospectus. As of September 21, 2021, we had borrowed $195,000 under such promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,700,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, an affiliate of our sponsor or our officers and directors may, but is not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor, our direct anchor investors and our other anchor investors. The terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our anchor investors have expressed to us an interest to purchase an aggregate of approximately $291.3 million (or approximately 97.1%) of the units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units, and we have agreed to direct the underwriters to sell to the anchor investors such amount of units subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. At the closing of our initial business combination, our anchor investors will be entitled to purchase from our sponsor an aggregate of up to 46% of the number of founder shares outstanding upon the final closing of this offering, at a purchase price of approximately $0.002 per share. Each direct anchor investor has agreed with us that, if the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares at the time of any stockholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination or it redeems all or a portion of its public shares in connection with an initial business combination such that the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares, it will forfeit to our sponsor, on a pro rata basis, a portion of the founder shares to which it is entitled. Each of our direct anchor investors (except for BlackRock) has agreed with us that, if it does not purchase at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Each of our other anchor investors and our strategic anchor investor has agreed with us that, if it does not place a binding order for at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Our strategic anchor investor has agreed with us that, if it does not enter into a binding agreement to purchase from us shares of our common stock at our initial business combination equal to $50 million, it will forfeit to our sponsor a portion of the founder shares to which it is entitled. In the aggregate, this represents investments by our direct anchor investors and strategic anchor investor through the closing of our initial business combination of at least $138.5 million (or $151.8 million if the underwriters’ option to purchase additional units is exercised in full) in order to purchase the full amount of the founder shares from our sponsor. In addition, our direct anchor investors have agreed that, if our sponsor’s managing member deems it necessary in order to facilitate an initial business combination for our sponsor to forfeit, transfer, exchange or amend the terms of all or any portion of its founder shares or private placement warrants or to enter into any other arrangements with respect to such securities, our direct anchor investors will be subject to the same changes on a pro rata basis. Nevertheless, our direct anchor investors will not be required to forfeit more than 75% of the founder shares to which they are entitled. However, there is no limit on the number of private placement warrants that our direct anchor investors may be required to forfeit to facilitate an initial business combination.

Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriters may determine to sell more, fewer or no units to our anchor investors. In the event that our anchor investors purchase such units (either in this offering or after) and votes their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. However, our anchor investors are not required to vote their public shares in favor of our initial business combination. Since our anchor investors will not receive the founder shares to which they are entitled until the closing of our initial business combination, they will not be able to vote such shares prior to the closing of our initial business combination.

There is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that they may purchase after this offering, but our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering.

Although we and the underwriters are not required to sell our anchor investors units in this offering, we expect the underwriters to sell to each of our anchor investors units up to their expressions of interest, subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. We are not aware of any circumstances (other than the Nasdaq listing requirement) under which we or the underwriters would prohibit any of our anchor investors from purchasing the applicable number of units they have expressed an interest in purchasing in this offering.

In addition, the units (including the underlying public shares and warrants) our anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

Our sponsor, our direct anchor investors and our other anchor investors have subscribed to purchase an aggregate of 6,666,667 private placement warrants (or 7,266,667 if the underwriters’ option to purchase additional units is exercised in full) at a price of $1.50 per warrant ($10,000,000 in the aggregate or $10,900,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) in the Private Placement. Our sponsor will purchase 2,599,999 warrants (or 2,929,999 warrants if the underwriters’ option to purchase additional units is exercised in full) and our direct anchor investors and our other anchor investors will purchase 4,066,668 warrants (or 4,336,668 warrants if the underwriters’ option to purchase additional units is exercised in full). Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Our Sponsor, our direct anchor investors and our other anchor investors will be permitted to transfer the private placement warrants held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor, our direct anchor investors and our other anchor investors. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. Except as set forth elsewhere in this prospectus, the private placement warrants will be non-redeemable so long as they are held by our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees except as set forth under “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. The private placement warrants may also be exercised by our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants are expected to be accounted for as a warrant liability upon issuance and will be recorded at fair value as determined by us based upon a valuation report obtained from our independent third-party valuation firm, with changes in fair value measured each period and reported in our statement of operations.

Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. Our initial stockholders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. Please see “Certain Relationships and Related Party Transactions.”

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company incorporated in January 2021 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy V, and we may pursue potential business combination partners that had previously been in discussions with Hennessy V’s management team.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business focusing on industrial technology sectors in the United States (which may include a business based in the United States which has operations or opportunities outside of the United States). We will seek to acquire one or more businesses with an aggregate enterprise value of $1 billion or greater.

Since 2015, our management team has completed four business combinations with early- to late-stage industrial and industrial technology companies and has executed a definitive agreement for a business combination with a fifth company in this space that is expected to close in the second half of 2021. Our track record of bringing growth companies to the public markets is summarized below — including initial public offering (“IPO”) year, SPAC size, and business combination target:

•        Hennessy I (2014):    $115mm SPAC IPO; merged with Blue Bird (NASDAQ: BLBD) in 2015, a leading school bus original equipment manufacturer (“OEM”) in North America, including the leader for alternative fuels vehicles, which now represent approximately 50% of Blue Bird’s unit volumes and which is the fastest-growing segment of the market, and the leader in electric bus sales among all major OEMs;

•        Hennessy II (2015):    $200mm SPAC IPO; merged with Daseke (NASDAQ: DSKE) in 2017, the largest owner/operator of flatbed and specialized transportation equipment in North America, pursuing a consolidation strategy having made 10 strategic acquisitions since 2017;

•        Hennessy III (2017):    $257mm SPAC IPO; merged with NRC Group in 2018, a global provider of environmental, compliance and waste management services, helping customers meet critical, non-discretionary needs to ensure compliance with environmental, health and safety laws; NRC Group subsequently merged into US Ecology (NASDAQ: ECOL);

•        Hennessy IV (2019):    $300mm SPAC IPO; merged with Canoo (NASDAQ: GOEV) in 2020, which developed a breakthrough electric vehicle (“EV”) platform that is highly modular and facilitates the rapid development of multiple EV programs in both business-to-business and business-to-consumer markets; and

•        Hennessy V (2021):    $345mm SPAC IPO; pursuing acquisition targets in the sustainable industrial technology and infrastructure industries; executed a definitive merger agreement on May 7, 2021 with Plus, which is a global leader in autonomous driving technology for long-haul trucking and expects to be the first autonomous trucking technology developer to commercialize its full-stack L4 autonomous driving technology at scale.

As a continuous independent SPAC sponsor, Hennessy Capital believes it has demonstrated that a partnership through one of its SPAC vehicles is a catalyst for growth. See “Risk Factors — Past performance by members of our management team and their affiliates may not be indicative of future performance of an investment in us.”

Hennessy Capital intends to focus on opportunities that will deliver outsized growth to its investors. It believes its prior business combinations have enabled its business combination targets to accelerate their growth through more efficient access to capital. We believe our sponsor’s history of providing access to growth capital via an accelerated public listing supports our investment thesis and strategy and has helped our sponsor’s partner companies deliver operational and financial growth and create value for stockholders.

We have strong support from our anchor investors, which we believe will be attractive to potential target businesses. Our anchor investors have expressed to us an interest to purchase an aggregate of approximately $291.3 million (or approximately 97.1%) of the units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units. Additionally, our anchor investors will only be able to purchase the maximum number of founder shares from our sponsor if they make equity investments in support of our initial business combination that in the aggregate total to $138.5 million (or $151.8 million if the underwriters’ option to purchase additional units is exercised in full).

Competitive Strengths

Experienced SPAC Management Team with Business Combination Success

Our team is led by Daniel J. Hennessy, our Chairman and CEO, who is one of the longest tenured and most experienced SPAC sponsor executives. In September 2013, Mr. Hennessy became Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp., or Hennessy I, which merged with School Bus Holdings Inc., or SBH, in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and previously served as its Vice Chairman from September 2013 to April 2019. From April 2015 to February 2017, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. II, or Hennessy II, which merged with Daseke in February 2017 and is now known as Daseke, Inc. (NASDAQ: DSKE), and previously served as its Vice Chairman from February 2017 to June 2021. From January 2017 to October 2018, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. III, or Hennessy III, which merged with NRC Group Holdings, LLC, a global provider of comprehensive environmental, compliance and waste management services in October 2018. In November 2019, NRC Group Holdings Corp. merged with U.S. Ecology, Inc. (NASDAQ: ECOL) at an attractive premium to the then current stock price. From March 2019 to December 2020, Mr. Hennessy served as Chairman and CEO of Hennessy Capital Acquisition Corp. IV, or Hennessy IV, which in August 2020 entered into a definitive agreement for an initial business combination with Canoo Holdings Ltd that closed in December 2020 and is now known as Canoo Inc. (NASDAQ: GOEV). In October 2020, Mr. Hennessy founded Hennessy Capital Investment Corp. V (NASDAQ: HCIC), or Hennessy V, a blank check company incorporated for similar purposes as our company, with a particular focus on sustainable industrial technology and infrastructure targets. Hennessy V has announced the execution of a definitive merger agreement on May 7, 2021 with Plus, which is a global leader in autonomous driving technology for long-haul trucking and expects to be the first autonomous trucking technology developer to commercialize its full-stack L4 autonomous driving technology at scale. Upon consummation of the merger between Hennessy V and Plus, the combined company is expected to trade on the NYSE under the ticker “PLAV”. Mr. Hennessy serves as Chairman and CEO.

In addition, Gregory D. Ethridge, our President and Chief Operating Officer, currently serves as President and Chief Operating Officer of Hennessy V, and served as President, Chief Operating Officer and director of Hennessy IV from March 2019 until its business combination with Canoo Holdings Ltd, which closed on December 21, 2020, and continues to serve as a director of the surviving company, Canoo Inc. (NASDAQ: GOEV). He previously served as President of Matlin & Partners Acquisition Corporation, a SPAC which merged with U.S. Well Services, Inc. (NASDAQ: USWS) in November 2018, a growth- and technology-oriented oilfield service company focused exclusively on hydraulic fracturing using its patented Clean Fleet technology as the first fully electric, mobile well stimulation system reducing harmful emissions by 99% and generating operational cost savings on fuel of up to 80%.

Furthermore, Nicholas A. Petruska, our Executive Vice President, Chief Financial Officer and Secretary since our formation, currently serves as Executive Vice President, Chief Financial Officer, and Secretary of Hennessy V, and served as the Executive Vice President, Chief Financial Officer and Secretary of Hennessy IV from March 2019 to December 2020. Mr. Petruska held the same positions with Hennessy II and III, and a similar position with Hennessy I. Mr. Petruska led the transaction execution and due diligence assessments of School Bus Holdings (Blue Bird), Daseke, Inc., NRC Group, Canoo Holdings Ltd and Plus, for Hennessy I, II, III, IV and V, respectively. Prior to working with Hennessy I, Mr. Petruska was an investment professional with CHS Capital, a middle-market private equity firm.

We believe potential sellers of target businesses will favorably view our management team’s credentialed experience of closing five business combinations with vehicles similar to our company in considering whether or not to enter into a business combination with us. However, past performance by members of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management’s performance as indicative of our future performance.

We believe our management team is well positioned to take advantage of the growing set of acquisition opportunities focused on industrial technology solutions in the United States, to create value for our stockholders, and that our contacts and relationships, including owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers, will allow us to generate attractive acquisition opportunities. Our management team is led by Daniel J. Hennessy, who has over 30 years of experience in the private equity investment business having co-founded Code Hennessy & Simmons LLC (n/k/a CHS Capital or “CHS”), a middle-market private equity investment firm, in 1988.

Seasoned Board of Directors with Relevant Industry Experience

We have recruited and organized a group of five highly accomplished and engaged directors who will bring to us public company governance, executive leadership, operations oversight and capital markets expertise. Our board members have served as directors, chief executive officers, chief financial officers or in other executive and advisory capacities for numerous publicly-listed and privately-owned companies. Our directors have extensive experience with acquisitions, divestitures and corporate strategy and possess relevant domain expertise in the sectors where we expect to source business combination targets including, but not limited to, power management, industrial automation, advanced mobility, industrial digitization as well as advanced manufacturing. We believe their collective expertise, contacts and relationships make us a highly competitive and desirable merger partner. The backgrounds of our highly-qualified board of directors are highlighted below:

•        Richard H. Fearon will be our lead independent director as of the effective date of the registration statement of which this prospectus forms a part. Mr. Fearon served as Chief Financial and Planning Officer of Eaton Corporation from 2002 until March 2021 and as Vice Chairman from 2009 until March 2021. He also served as a director of Eaton Corporation plc (NYSE: ETN) from 2015 until March 2021. Mr. Fearon was instrumental in growing and reshaping Eaton Corporation’s business portfolio over the almost 20 years of his tenure, during which he managed 75 acquisitions and 50 divestitures. Mr. Fearon is also the lead director for Avient Corporation (formerly known as PolyOne Corporation) and a director of Crown Holdings, Inc. (NYSE: CCK) and CRH plc (LSE: CRH). Mr. Fearon has worked at several large diversified companies prior to Eaton Corporation, including Transamerica Corporation, NatSteel Limited and The Walt Disney Company (NYSE: DIS). He also serves on the boards of The Cleveland Museum of Art and Manufacturers Alliance for Productivity and Innovation, a trade organization of leading manufacturing companies.

•        Anna Brunelle will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since August 2020, Ms. Brunelle has served as Chief Financial Officer of Ouster Inc., which entered into a business combination agreement with a SPAC in December 2020 that was completed in March 2021 and is now listed on the New York Stock Exchange under the new ticker symbols “OUST” and “OUST.WS”. We believe that having a member of our board of directors with experience as an executive officer of a SPAC business combination target is unique and will make us an attractive business combination partner to target businesses. Ms. Brunelle has over 20 years of experience in finance, accounting, investor relations, corporate and business development, as well as business operations and analytics. She previously served as Chief Financial Officer of Kinestral Technologies from April 2018 through May 2020 and Chief Financial Officer and Interim Chief Operating Officer of Soylent from March 2016 through October 2017. She has also served as Chief Financial Officer of GlobalLogic, Chief Financial Officer of Tivo, Inc., and Senior Consultant for Deloitte & Touche, LLP. Ms. Brunelle currently serves as a director of Bolt Threads, Inc. and previously served as a director of Halio International from March 2019 through May 2020. During her tenure in leadership positions, she has worked on successful IPOs of technology companies and completed multiple private and public acquisitions and divestitures.

•        Sidney Dillard will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since August 2002, Ms. Dillard has served as Partner and Head of Corporate Investment Banking at Loop Capital Markets, where she is responsible for setting and executing the firm’s growth strategy with corporations and advising her firm’s corporate clients on their capital raising and advisory needs. She also serves on the firm’s Management Committee, Risk Committee, and

Fairness & Valuation Committee. Prior to Loop Capital Markets, Ms. Dillard served in multiple roles at Northern Trust Bank, including as Senior Vice President and Division Manager. Ms. Dillard was appointed to the board of directors of Cresco Labs Inc. (CSE: CL) (OTCQX: CRLBF) in May 2021. Ms. Dillard serves as Board Member for the National Association of Securities Professionals, The Chicago Network, Girl Scouts of Greater Chicago and Northwest Indiana and IFF (f/k/a/ Illinois Facilities Fund).

•        Walter Roloson will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Mr. Roloson currently serves as a Managing Vice President at Capital One Financial Corporation and as Co-head of its Capital One Shopping business, leading its sales, marketing, strategy, and finance functions. Previously, he co-founded Wikibuy in 2013 and served as Co-CEO through its sale to Capital One in November 2018. Mr. Roloson previously served in various investment and operational positions at LinkedIn Corporation, Tiger Global Management, LLC, Greenhill & Co Inc., and Jefferies Financial Group Inc.

•        John Zimmerman will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since January 2018, Mr. Zimmerman has served as President of Gates Capital Partners and President and Chief Investment Officer of Crosscreek Capital Group. He was appointed as a Partner at Oak Hill Capital Partners in July 2021, having previously served as Senior Advisor to Oak Hill Capital Partners from June 2015 through June 2020. From 1999 through 2014, Mr. Zimmerman served in a variety of positions, including as Main Board Director and Chief Financial Officer, of Tomkins plc, which was publicly traded on the London Stock Exchange until it was taken private in 2010.

Directors Anna Brunelle, Sidney Dillard, Richard H. Fearon, Walter Roloson, and John Zimmerman received founders’ equity prior to the initial public offering of Hennessy VI, in line with equity received by outside directors for similar entities. All of our directors and officers are individual investors in Hennessy Capital Partners VI LLC, our sponsor.

Capital Markets Experience

The Hennessy Capital team believes it has substantial capital markets expertise which will make us an attractive business combination partner to target businesses. As examples of this, the Hennessy Capital team has completed SPAC business combinations with a combined total enterprise value of $4.4 billion (at the time of the business combination), completed six SPAC IPOs for a total of about $1.5 billion and raised over $850 million of PIPE and backstop capital to support its business combinations.

In August 2020, Hennessy IV announced its business combination with Canoo Holdings Ltd., or Canoo, which closed in December 2020. The transaction valued Canoo at approximately $1.8 billion and provided over $600 million in gross proceeds to support the rapid growth of the company. Hennessy IV’s management secured all financing required to close the transaction prior to announcement including a common stock PIPE of approximately $325 million, which was meaningfully oversubscribed and subsequently upsized from its initial $200 million target, and is supported by investments from multiple institutional investors, including investments from funds and accounts managed by BlackRock and D. E. Shaw.

The Hennessy Capital team completed the IPO of Hennessy V on January 20, 2021. Strong investor demand for Hennessy V resulted in an upsized IPO and the exercise of the underwriters’ over-allotment option in full, with Hennessy V raising $345 million of gross proceeds from the sale of its public units in its IPO. On May 7, 2021, Hennessy V executed a definitive merger agreement with Plus, which is a global leader in autonomous driving technology for long-haul trucking and expects to be the first autonomous trucking technology developer to commercialize its full-stack L4 autonomous driving technology at scale. Upon consummation of the merger between Hennessy V and Plus, the combined company is expected to trade on the NYSE under the ticker “PLAV”.

Our Established Network of Third-Party Advisors

We intend to utilize what our management team believes is an accomplished and proven network of third-party advisors and relationships to assist with target company origination and evaluation, due diligence and implementation of value creation programs and activities following our initial business combination. With respect to target identification, the Hennessy Capital team has identified, in total, over 700 potential targets since 2014 for prior Hennessy SPACs. Approximately 147 of these target identifications resulted in meaningful engagement with the owners and management teams. Our origination activities are a core competency that we believe allow us to select value-maximizing opportunities for our stockholders, consistent with our investment strategy. Once a letter of intent is signed with a target, our team of advisors and consultants is activated and comprehensive and significant due diligence activities are undertaken and overseen by us, including a review of the target’s financial statements and model, IPO readiness, commercial and competitive analysis, operations and performance improvement, strategic growth opportunities as well as customary legal and accounting due diligence. This network of advisors has supported Hennessy Capital since 2013 and is now highly familiar with the SPAC vehicle and our comprehensive due diligence process. We believe that our network of established third party advisors and relationships represents an attractive and differentiated value proposition for investors, sellers, target companies and their management teams.

Investment Thesis

The industrial technology industry is ripe for investment given its large addressable end markets. The traditional industrial sector benefits from the proliferation and adoption of technology, which presents a potential trillion-dollar opportunity for industrials according to industry sources. Examples of next-generation industrial technology include robotics, industrial internet of things (“IoT”), machine vision, additive manufacturing, tech-enabled industrial services, preventive maintenance, and digital manufacturing. These industrial applications generate value for customers and corporate end users alike through, among other factors, increased automation, and improved customer service, broadened channels and end markets, optimized logistics, enhanced workforce productivity, and advanced analytics. According to industry sources, tech-enablement of the industrial landscape could unlock up to $2 trillion in estimated value potential for shareholders. For example, tech-enablement could generate the following outcomes across the value chain for an industrial player:

•        utilizing and developing automated and connected technology and services to reduce labor costs, enhance efficiency, improve quality and maximize worker safety;

•        optimizing supply chains to cut costs, satisfy customers, improve performance and mitigate risk;

•        reducing emissions and overall environmental impact through de-carbonized energy sources, increased energy efficiency, decreased waste and resourceful processes; and

•        leveraging digital tools and advanced analytics such as artificial intelligence, machine learning, and industrial software to scale production, improve time-to-market, maximize uptime and optimize cost.

Our Acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•        $1 billion+ Target Business Size.    We will seek to acquire one or more businesses with an aggregate enterprise value of $1 billion or greater, determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies.

•        Large Addressable Market.    We will target companies that operate in large addressable markets within industrial technology sectors. We believe our management team and our board are skilled in analyzing and evaluating companies in these markets based on their significant past SPAC execution, investing, and operating experience.

•        Scalable and Sustainable Growth Platform.    We intend to focus on segments and businesses within our target sectors that are poised for scalable, sustainable growth due to shifting customer preferences in favor of products and technologies that enable improvements in automation, efficiency, and customer experience.

•        Strong Competitive Positioning and Differentiated Technology.    We plan to focus on attractive companies with distinct intellectual property and highly defensible, differentiated technology aimed at solving critical challenges in their areas of focus. Companies with unique and disruptive platforms and product offerings, including technology innovators, will be at the forefront of our evaluation process. Our management team and our board have extensive operational, commercial and transactional experience with technology-driven companies in our target sectors, and we intend to use these skills to identify market leaders.

•        Experienced Management Team.    We will seek to acquire one or more businesses with a complete, experienced management team that provides a platform for us to further develop the acquired business’s management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement management’s capabilities.

•        Partnership Approach.    We will pursue a partnership approach to working with a management team that shares our strategic vision and believes we can help them achieve the full potential of their business. Our management team and our board have a long history of starting and growing businesses, and we will use our collective experience to help guide management teams of target businesses.

•        Benefit from Being a Public Company.    We intend to acquire one or more businesses that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. These criteria are substantially similar to the criteria set forth by Hennessy I, Hennessy II, Hennessy III, Hennessy IV, and Hennessy V for their respective initial business combinations. All of the previously completed Hennessy Capital business combinations have met substantially all of the aforementioned criteria, with the exception of our $1 billion+ target business size, as Hennessy I-III were targeting smaller business combinations.

Sourcing of Potential Business Combination Targets

We believe certain non-public companies and their shareholders can benefit from a transaction with us. Acquisition candidates are entities that may need stable, permanent equity financing, but may currently have limited access to the public markets. Targets may be either independent entities or divisions of larger organizations. We believe we are ideally positioned to identify and source attractive acquisition opportunities capitalizing on our strengths:

1)      Proprietary Relationships and Network — Our accomplished and proven network of advisors and proprietary relationships, including our board of directors, assist with target company origination. Hennessy Capital has leveraged a broad base of advisors, cultivating its network since 2013. We believe that our network of established third party advisors and relationships represents an attractive and differentiated value proposition for investors, sellers, and current owners of potential targets through its broad reach across funds and corporates alike.

2)      Access to Private Equity and Venture Capital Portfolio Companies — Substantial amounts of capital have been invested by private equity and venture capital firms. According to PitchBook Data, Inc., U.S. private equity funds raised close to $2.0 trillion from 2008 through 2019 in almost 2,500 different funds. Venture capital funds raised over $230 billion in the U.S. from 2017 through 2020. Therefore, we believe that there should be a significant number of portfolio companies available for sale from private equity firms in the coming years as they seek liquidity. These funds have an ongoing need for investment realizations, particularly in older vintage portfolios. Hennessy is ideally positioned to be aware of these targets due to proprietary relationships of senior management and advisor networks.

3)      Relationships with Large Conglomerates — Certain multi-unit companies may need to rationalize their business by sale or spin-off of operating units or divestiture of non-core assets due to pressures from lenders, customers, suppliers, or shareholders.

We may or may not consummate our initial business combination with a company that falls into one of these categories.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions, and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Our Business Combination Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize our expertise analyzing companies in industrial technology sectors in evaluating operating projections, financial projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Our officers and directors will indirectly own founder shares and/or private placement warrants following this offering. Because of this ownership, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management — Directors, Director Nominees and Executive Officers” and “Management — Conflicts of Interest.”

Each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including Hennessy V, pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

Our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. For example, each of Mr. Hennessy, Mr. Ethridge and Mr. Petruska is currently an officer of Hennessy V and owes fiduciary duties to Hennessy V, which may compete with us for acquisition opportunities. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, affiliates of our sponsor are currently sponsoring one other blank check company, Hennessy V. Any such companies, including Hennessy V, may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts with Hennessy V would materially affect our ability to complete our initial business combination, because our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, we are not limited by industry or geography in terms of the acquisition opportunities we can pursue, and Hennessy V has executed a merger agreement with Plus, even though we expect that Hennessy V will have priority over us with respect to acquisition opportunities until it completes an initial business combination. In addition, all of our independent directors that will serve on our board are not directors of Hennessy V, and all of the independent directors of Hennessy V will not serve on our board of directors.

Our Management Team

Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

We believe our management team’s operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships in various industries in connection with industrial technology investing. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. See the section of this prospectus entitled “Management” for a more complete description of our management team’s experience.

This network has provided our management team with a flow of referrals that have resulted in numerous transactions. We believe that the network of contacts and relationships of our management team will provide us with an important source of acquisition opportunities. In addition, we anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including investment bankers, private investment funds and other intermediaries. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know the types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors, and the success of Hennessy I, Hennessy II, Hennessy III, and Hennessy IV, which are well-known to many market participants. In connection with their duties with Hennessy I, Hennessy II, Hennessy III, Hennessy IV, and Hennessy V, our executive officers have reviewed over 700 potential targets over the course of Hennessy I, Hennessy II, Hennessy III, Hennessy IV and Hennessy V.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. Following an initial business combination, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would have as a private company. A target business can further benefit by augmenting its profile among potential new customers and vendors and aid in attracting talented employees. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our shares of Class A common stock (or shares of a new holding company) or for a combination of our shares of Class A common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers.

Although there are various costs and obligations associated with being a public company, we believe target businesses will find this a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than most business combination transaction processes, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with an initial business combination with us. Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $289,500,000 assuming no redemptions and after payment of $10,500,000 of deferred underwriting fees (or $332,925,000 assuming no redemptions and after payment of up to $12,075,000 of deferred underwriting fees if the underwriters’ option to purchase additional units is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement warrants, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. From the period commencing with our formation through the date of this prospectus, there have been no substantive communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy V, and we may pursue potential business combination partners that had previously been in discussions with Hennessy V’s management team. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Additionally, we have not contacted any of the prospective target businesses that Hennessy I, Hennessy II, Hennessy III, Hennessy IV, and Hennessy V had considered and rejected while such entities were blank check companies searching for target businesses to acquire. However, we may contact such targets subsequent to the closing of this offering if we become aware that such targets are interested in a potential initial business combination with us and such transaction would be attractive to our stockholders. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Other Sources of Target Businesses

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which our sponsor or officers are affiliated, be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination. We have agreed to pay an affiliate of our sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate. We will pay each of Mr. Ethridge, our President and Chief Operating Officer, and Mr. Petruska, our Chief Financial Officer, $29,000 per month for their services prior to the consummation of our initial business combination, of which $14,000 per month is payable upon the successful completion of our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. We are not required to obtain such an opinion in any other context.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Stockholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•        we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding;

•        any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more; or

•        the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•        the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•        the expected cost of holding a stockholder vote;

•        the risk that the stockholders would fail to approve the proposed business combination;

•        other time and budget constraints of the company; and

•        additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of Our Securities

In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our initial stockholders, directors, officers, advisors or any of their respective affiliates determine to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase public shares in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Prior to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities when they are in possession of any material non-public information and (2) to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling stockholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors, advisors and/or any of their respective affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors, advisors or any of their respective affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the stockholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, officers, directors, advisors or any of their respective affiliates will purchase shares only if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or any of their respective affiliates will be restricted from making purchases of common stock if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Stockholders Upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure a business combination transaction with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed business combination. We currently intend to conduct redemptions pursuant to a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders, officers and directors will count towards this quorum and have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. These quorum and voting thresholds and agreements, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of a business combination.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption Upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated certificate of incorporation provides that we will have only the time of the completion window to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the completion window.

Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers and directors acquires public shares after this offering, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share redemption amount received by stockholders will not be substantially less than $10.00. Please see “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors described above. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of taxes payable, except as to any claims by a third party that executed a waiver of any and all rights to the monies held in the trust account (whether any such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below: (1) $10.00 per public share; or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in certain instances. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be substantially less than $10.00 per share. Please see “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors described above.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the expiration of our completion window and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote.

Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below: (1) $10.00 per public share; or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in value of the trust assets, in each case net of taxes payable, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Please see “Risk Factors — If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.”

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) the completion of our initial business combination and then, only in connection with those public shares that such stockholder has properly elected to redeem, subject to the limitations described in this prospectus; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with our initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in complete our initial business combination within the completion window or with respect to any other material provisions relating to the rights of holders of our Class A Common Stock or pre-initial business combination business activity, we will provide public stockholders with the opportunity to redeem their public shares in connection with any such vote. Our initial stockholders, officers and directors have agreed to waive any redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•        prior to the consummation of our initial business combination, we shall either: (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable); or (2) provide our public stockholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination at a duly held stockholders meeting;

•        if our initial business combination is not consummated within the completion window, then our existence will terminate and we will distribute all amounts in the trust account; and

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote on any initial business combination.

These provisions cannot be amended without the approval of holders of 65% of our common stock. In the event we seek stockholder approval in connection with our initial business combination, our amended and restated certificate of incorporation will provide that, unless otherwise required by applicable law or stock exchange rules, we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if we Fail to Complete our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will only be made to the extent such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and taxes payable.

If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their option to purchase additional units. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$300,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $264,600,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$300,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by: (1) taxes payable; and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account).

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. and Barclays Capital Inc. inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a stockholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Additionally, each public stockholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Business combination deadline

If we are unable to complete an initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds

Except with respect to taxes payable, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Sponsor Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case, net of taxes payable, except as to any claims by a third party that executed a waiver of any and all rights to the monies held in the trust account (whether any such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Facilities

We currently maintain our executive offices at 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014 and our telephone number is (307) 201-1903. Our executive offices are provided to us by an affiliate of our sponsor. Commencing on the date our securities are first listed on the Nasdaq Global Market, we have agreed to pay an affiliate of our sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.

Employees

We currently have three officers (including our President and Chief Operating Officer). These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in, but we expect that Mr. Hennessy will devote a substantial portion of his professional time to our affairs. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the completion window. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Director Nominees and Executive Officers

Our directors, director nominees and officers are as follows:

Name	Age	Title
Daniel J. Hennessy	63	Chairman of the Board of Directors and Chief Executive Officer
Gregory D. Ethridge	45	President, Chief Operating Officer and Director
Nicholas A. Petruska	35	Executive Vice President, Chief Financial Officer and Secretary
Richard H. Fearon	65	Lead Independent Director Nominee
Anna Brunelle	53	Independent Director Nominee
Sidney Dillard	58	Independent Director Nominee
Walter Roloson	39	Independent Director Nominee
John Zimmerman	58	Independent Director Nominee

Daniel J. Hennessy, our Chairman and Chief Executive Officer since our formation, is also the Managing Member of Hennessy Capital Group LLC, an alternative investment firm he established in 2013 that focuses on sustainable industrial technology and infrastructure sectors. He also has served as Chairman and CEO of Hennessy Capital Investment Corp. V (NASDAQ: HCIC), or Hennessy V, since October 2020. On May 7, 2021, Hennessy V entered into a merger agreement with Plus, which is expected to close in the second half of 2021. Mr. Hennessy served as Chairman and CEO of Hennessy Capital Acquisition Corp. IV, or Hennessy IV from March 2019 until its business combination with Canoo Holdings Ltd, which closed on December 21, 2020 and is now known as Canoo Inc. (NASDAQ: GOEV). Mr. Hennessy has served as a director of SIRVA Worldwide Relocation & Moving since August 2018. He also serves as a senior advisor to Proptech Investment Corporation II (NASDAQ: PTIC), a special purpose acquisition company targeting businesses in the real estate technology industry, and 7GC & Co. Holdings Inc. (NASDAQ: VII), a special purpose acquisition company targeting businesses in the technology industry. Mr. Hennessy previously served as senior advisor to Proptech Acquisition Corporation (NASDAQ: PTAC), a special purpose acquisition company targeting businesses in the real estate technology industry, which closed its initial business combination with Porch.com, Inc. in December 2020. From January 2017 to October 2018, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. III, or Hennessy III, which merged with NRC Group Holdings, LLC, a global provider of comprehensive environmental, compliance and waste management services, and is currently a wholly-owned subsidiary of US Ecology, Inc. (NASDAQ: ECOL) and served as a director from January 2017 to October 2019. From April 2015 to February 2017, Mr. Hennessy served as Chairman and CEO of Hennessy Capital Acquisition Corp. II, or Hennessy II, which merged with Daseke in February 2017 and is now known as Daseke, Inc. (NASDAQ: DSKE) and previously served as its Vice Chairman from February 2017 to June 2021. From September 2013 to February 2015, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp., or Hennessy I, which merged with School Bus Holdings Inc. in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and previously served as a director from September 2013 to April 2019. From 1988 to 2016, Mr. Hennessy served as a Partner at Code Hennessy & Simmons LLC (n/k/a CHS Capital or “CHS”), a middle-market private equity investment firm he co-founded in 1988. Prior to forming CHS, Mr. Hennessy was employed by Citicorp from 1984 to 1988 as head of the Midwest Region for Citicorp Mezzanine Investments and Vice President and Team Leader with Citicorp Leveraged Capital Group. He began his career in 1981 in the oil and gas lending group at Continental Illinois National Bank (now Bank of America) where he was a Banking Officer. Mr. Hennessy holds a B.A. degree, magna cum laude, from Boston College and an M.B.A. from the University of Michigan Ross School of Business. Mr. Hennessy is well qualified to serve as director due to his experience in private equity and public and private company board governance, as well as his background in finance and his experience with Hennessy I, Hennessy II, Hennessy III, Hennessy IV, and Hennessy V.

Gregory D. Ethridge, our President, Chief Operating Officer and director as of the date hereof, also has served as President, Chief Operating Officer and director of Hennessy V since October 2020. He previously served as President, Chief Operating Officer and director of Hennessy IV from March 2019 until its business combination with Canoo Holdings Ltd, which closed on December 21, 2020, and continues to serve as a director of the surviving company, Canoo Inc. (NASDAQ: GOEV). He has also served as Chairman of Motorsports Aftermarket Group, a designer, manufacturer, marketer and distributor of aftermarket parts, apparel and accessories for the motorcycle and power sports industry since June 2019. He previously served as President of Matlin & Partners Acquisition

Corporation from January 2017 to November 2018, at which time it merged with USWS Holdings LLC, a growth- and technology-oriented oilfield service company focused exclusively on hydraulic fracturing using its patented Clean Fleet technology as the first fully electric, mobile well stimulation system for oil and natural gas exploration and production companies and is now known as U.S. Well Services, Inc. (NASDAQ: USWS). He served as Senior Partner of MatlinPatterson Global Advisers LLC, or MatlinPatterson, from January 2009 to December 2019. Prior to joining MatlinPatterson in 2009, Mr. Ethridge was a principal in the Recapitalization and Restructuring group at Gleacher and Company (f/k/a Broadpoint Capital, Inc.) where he moved his team from Imperial Capital LLC, from 2008 to 2009. In 2006, Mr. Ethridge was a founding member of the corporate finance advisory practice for Imperial Capital LLC in New York. From 2005 to 2006, Mr. Ethridge was a principal investor at Parallel Investment Partners LP (formerly part of Saunders, Karp and Megrue), executing recapitalizations, buyouts and growth equity investments for middle market companies. From 2001 to 2005, Mr. Ethridge was an associate in the Recapitalization and Restructuring Group at Jefferies and Company, Inc. where he executed corporate restructurings and leveraged finance transactions and was a crisis manager at Conway, Del Genio, Gries & Co. in New York from 2000 to 2001. Mr. Ethridge served a director of Palmetto Bluff Company, LLC, formerly a multi-asset class real estate developer known as Crescent Communities, LLC, from June 2010 to September 2020. From 2009 until 2017, Mr. Ethridge served on the board of directors of FXI Holdings Inc., a foam and foam products manufacturer and served as its chairman from February 2012 until 2017. Mr. Ethridge served on the board of directors of Advantix Systems Ltd. and Advantix Systems, Inc., HVAC equipment manufacturers, from August 2013 until 2015 (for Advantix Systems, Inc.) and until 2018 (for Advantix Systems Ltd.). Mr. Ethridge holds a BBA and a Masters in Accounting from The University of Texas at Austin. Mr. Ethridge is well-qualified to serve as director due to his experience in the private equity and the special purpose acquisition company industries.

Nicholas A. Petruska, our Executive Vice President, Chief Financial Officer and Secretary since our formation, also has served as Executive Vice President, Chief Financial Officer and Secretary of Hennessy V since October 2020. He previously served as the Executive Vice President, Chief Financial Officer and Secretary of Hennessy IV from March 2019 until its business combination with Canoo Holdings Ltd, which closed on December 21, 2020 and is now known as Canoo Inc. (NASDAQ: GOEV). From March 2017 to October 2018, Mr. Petruska served as Executive Vice President, Chief Financial Officer and Secretary of Hennessy III, which merged with NRC Group Holdings, LLC, a global provider of comprehensive environmental, compliance and waste management services, and is currently a wholly-owned subsidiary of US Ecology, Inc. (NASDAQ: ECOL). From April 2015 to February 2017, Mr. Petruska served as Executive Vice President, Chief Financial Officer and Secretary of Hennessy II, which merged with Daseke in February 2017 and is now known as Daseke Inc. (NASDAQ: DSKE). He has served as an officer of Hennessy Capital Group LLC, the managing member of our Sponsor, since November 2013, in which position he advised Hennessy I, which merged with School Bus Holdings Inc. in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), in connection with its initial public offering in January 2014. In addition, he worked closely with Hennessy I’s CEO and COO on transaction origination and initial assessments of potential target companies and led the due diligence assessment and transaction execution for Hennessy I’s business combination, which was consummated in February 2015. From July 2012 to July 2014, Mr. Petruska served as an investment professional at CHS Capital, a Chicago-based middle market private equity investment firm, where he evaluated leveraged buyouts and structured equity investments across multiple sectors and monitored certain portfolio companies of CHS. From January 2010 to July 2012, Mr. Petruska served as an investment banking analyst for Morgan Stanley (NYSE: MS) in the mergers and acquisitions and corporate finance groups with a focus on diversified industrials and consumer retail. He holds a B.S. degree, summa cum laude, from Miami University with majors in Finance and Decision Sciences.

Richard H. Fearon will be our lead independent directors as of the effective date of the registration statement of which this prospectus forms a part. Mr. Fearon served as Chief Financial and Planning Officer of Eaton Corporation from 2002 until March 2021 and as Vice Chairman from 2009 until March 2021. He also served as a director of Eaton Corporation plc (NYSE: ETN) from 2015 until March 2021. Mr. Fearon is also the lead director for Avient Corporation (formerly known as PolyOne Corporation) and a director of Crown Holdings, Inc. (NYSE: CCK) and CRH plc (LSE: CRH). Mr. Fearon has worked at several large diversified companies prior to Eaton Corporation, including Transamerica Corporation, NatSteel Limited and The Walt Disney Company (NYSE: DIS). He also serves on the boards of The Cleveland Museum of Art and Manufacturers Alliance for Productivity and Innovation, a trade organization of leading manufacturing companies. Mr. Fearon received his A.B. in Economics from Stanford University, his M.B.A. from Harvard Business School, and his J.D. from Harvard Law School. Mr. Fearon is well-qualified to serve as a director due to his operational and financial background and his experience with numerous acquisitions and divestitures and as the chief financial officer of a publicly traded company.

Anna Brunelle will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since August 2020, Ms. Brunelle has served as Chief Financial Officer of Ouster Inc. She previously served as Chief Financial Officer of Kinestral Technologies from April 2018 through May 2020 and Chief Financial Officer and Interim Chief Operating Officer of Soylent from March 2016 through October 2017. She has also served as Chief Financial Officer of GlobalLogic, Chief Financial Officer of Tivo, Inc., and Senior Consultant for Deloitte & Touche, LLP. Ms. Brunelle currently serves as a director of Bolt Threads, Inc. and previously served as a director of Halio International from March 2019 through May 2020. During her tenure in leadership positions, she has worked on successful IPOs of technology companies and completed multiple private and public acquisitions and divestitures. Ms. Brunelle received her B.S. in Business Administration (accounting concentration) from California Polytechnic State University — San Luis Obispo. Ms. Brunelle is well-qualified to serve as a director due to her background in accounting and finance and her experience as the chief financial officer for both public and private companies and as a director.

Sidney Dillard will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since August 2002, Ms. Dillard has served as Partner and Head of Corporate Investment Banking at Loop Capital Markets. Prior to Loop Capital Markets, Ms. Dillard served in multiple roles at Northern Trust Bank, including as Senior Vice President and Division Manager. Ms. Dillard was appointed to the board of directors of Cresco Labs Inc. (CSE: CL) (OTCQX: CRLBF) in May 2021. Ms. Dillard serves as Board Member for the National Association of Securities Professionals, The Chicago Network, Girl Scouts of Greater Chicago and Northwest Indiana and IFF (f/k/a/ Illinois Facilities Fund). Ms. Dillard received her A.B. in Economics from Stanford University and M.B.A. from Northwestern University — Kellogg School of Management. Ms. Dillard is well-qualified to serve as a director due to her finance and investment banking background and her foreign and domestic capital markets experience.

Walter Roloson will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Mr. Roloson currently serves as a Managing Vice President at Capital One Financial Corporation and as Co-head of its Capital One Shopping business, leading its sales, marketing, strategy, and finance functions. Previously, he co-founded Wikibuy in 2013 and served as Co-CEO through its sale to Capital One in November 2018. Mr. Roloson previously served in various investment and operational positions at LinkedIn Corporation, Tiger Global Management, LLC, Greenhill & Co Inc., and Jefferies Financial Group Inc. He earned his B.A. in Computer Science and B.B.A. in Finance from The University of Texas at Austin in 2004. Mr. Roloson is well-qualified to serve as a director due to his operational, investment, and financial background and his experience of leading the strategic sale of Wikibuy as Co-CEO.

John Zimmerman will be one of our independent directors as of the effective date of the registration statement of which this prospectus forms a part. Since January 2018, Mr. Zimmerman has served as President of Gates Capital Partners and President and Chief Investment Officer of Crosscreek Capital Group. He was appointed as a Partner at Oak Hill Capital Partners in July 2021, having previously served as Senior Advisor to Oak Hill Capital Partners from June 2015 through June 2020. From 1999 through 2014, Mr. Zimmerman served in a variety of positions, including as Main Board Director and Chief Financial Officer, of Tomkins plc, which was publicly traded on the London Stock Exchange until it was taken private in 2010. He earned a Graduate Diploma in Accounting and a Post Graduate Honors Degree in Commerce (Information Systems) from the University of Cape Town, South Africa. He is a Chartered Accountant (South African Institute of Chartered Accountants). Mr. Zimmerman is well-qualified to serve as a director due to his investing and financial background and his experience as the chief financial officer of a publicly-traded company and as a director.

Number and Terms of Office of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of seven members. Holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by a resolution passed by holders of at least 90% of our outstanding common stock entitled to vote thereon. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Roloson and Ms. Dillard, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ms. Brunelle and Mr. Zimmerman, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Hennessy, Ethridge and Fearon, will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Subject to any other special rights applicable to the stockholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board that includes any directors representing our sponsor then on our board, or by a majority of the holders of our founder shares.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws will provide that our officers may consist of a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer, Assistant Treasurers and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Brunelle, Ms. Dillard, Mr. Fearon, Mr. Roloson, and Mr. Zimmerman are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our audit committee will be entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our officers or directors have to date received any compensation for services rendered to us. Commencing on the date our securities are first listed on the Nasdaq Global Market, we have agreed to pay an affiliate of our sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. We will pay each of Mr. Ethridge, our President and Chief Operating Officer, and Mr. Petruska, our Chief Financial Officer, $29,000 per month for their services prior to the consummation of our initial business combination, of which $14,000 per month is payable upon the successful completion of our initial business combination. Our sponsor, officers, directors and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their respective affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. The members of our audit committee will initially be Ms. Brunelle, Mr. Roloson and Mr. Zimmerman, and Ms. Brunelle will serve as chairman of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that Ms. Brunelle qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

•        reviewing the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. The members of our compensation committee will be Ms. Brunelle, Mr. Roloson and Mr. Zimmerman, and Mr. Zimmerman will serve as chairman of the compensation committee.

We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to (or approving, if such authority is so delegated by our board of directors) the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of $15,000 per month, until the completion of our initial business combination, for office space, utilities and secretarial and administrative support, the payments to each of our President and Chief Operating Officer and our Chief Financial Officer of $29,000 per month for their services until the completion of our initial business combination, of which $14,000 per month is payable upon the successful completion of our initial business combination, and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Ms. Brunelle, Ms. Dillard, Mr. Fearon, Mr. Roloson, and Mr. Zimmerman. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics, our compensation committee charter and our audit committee charter as exhibits to the registration statement.

You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Please see “Where You Can Find Additional Information.”

Conflicts of Interest

Our management team is responsible for the management of our affairs. As described above and below, each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including Hennessy V, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our officers or our directors, subject to certain approvals and consents. In the event we seek to complete our initial business combination with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to us from a financial point of view. We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

Our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. For example, each of Mr. Hennessy, Mr. Ethridge and Mr. Petruska is currently an officer of Hennessy V and owes fiduciary duties to Hennessy V, which may compete with us for acquisition opportunities. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, affiliates of our sponsor are currently sponsoring one other blank check company, Hennessy V. Any such companies, including Hennessy V, may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts with Hennessy V would materially affect our ability to complete our initial business combination, because our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, we are not limited by industry or geography in terms of the acquisition opportunities we can pursue, and Hennessy V has executed a merger agreement with Plus, even though we expect that Hennessy V will have priority over us with respect to acquisition opportunities until it completes an initial business combination. In addition, all of our independent directors that will serve on our board are not directors of Hennessy V, and all of the independent directors of Hennessy V will not serve on our board of directors.

Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Please see “— Directors, Director Nominees and Executive Officers” for a description of our management’s other affiliations.

•        Our sponsor, officers and directors have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial stockholders, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to consummate our initial business combination within the completion window. However, if our initial stockholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the completion window. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable by our sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement warrants and the shares of common stock underlying such warrants, will not be transferable, assignable or salable by our sponsor, our direct anchor investors or our other anchor investors until 30 days after the completion of our initial business combination. Since our sponsor, officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our key personnel may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties:

Individual(1)	Entity	Entity’s Business	Affiliation
Daniel J. Hennessy	SIRVA Worldwide Relocation & Moving	Relocation services	Director
	Hennessy Capital Group LLC	Investments	Managing Member
	Hennessy Capital Investment Corp. V	Blank Check Company	Chairman and Chief Executive Officer
Gregory D. Ethridge	Canoo Inc.	Electric vehicle	Director
	Motorsports Aftermarket Group	Power sports	Director
	Hennessy Capital Investment Corp. V	Blank Check Company	President, Chief Operating Officer and Director
Nicholas A. Petruska	Hennessy Capital Investment Corp. V	Blank Check Company	Executive Vice President, Chief Financial Officer and Secretary

Individual(1)	Entity	Entity’s Business	Affiliation
Anna Brunelle	Ouster Inc.	Lidar	Chief Financial Officer
	Bolt Threads, Inc.	Fabricated Textile Products	Director
Sidney Dillard	National Association of Securities Professionals (NASP)	Non-profit	Board Member
	Girl Scouts of Greater Chicago and Northwest Indiana	Non-profit	Board Member
	The Chicago Network	Non-profit	Board Member
	Cresco Labs Inc.	Medicinal Chemicals & Botanical Products	Board Member
Richard H. Fearon	Avient Corporation	Plastics and Polymers	Lead Director
	Crown Holdings, Inc.	Packaging	Director
	CRH plc	Building Materials	Director
	The Cleveland Museum of Art	Non-profit	Trustee
	Manufacturers Alliance for Productivity and Innovation	Non-Profit	Trustee
Walter Roloson	Capital One Financial Corporation	Financial Services	Managing Vice President
John Zimmerman	Gates Capital Partners	Investments	President
	Crosscreek Capital Group	Investments	President and Chief Investment Officer

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business that is affiliated with our sponsor, officers or directors, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders, officers and directors have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination, and our officers and directors have also agreed to vote public shares purchased by them (if any) during or after this offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our officers and directors will not be personally liable for monetary damages to us or stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will obtain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

In connection with this registration statement, we have undertaken that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our executive officers, directors and director nominees; and

•        all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

In January 2021, our sponsor subscribed to purchase an aggregate of 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. In March 2021, our sponsor transferred 25,000 founder shares to each of our independent directors, in June 2021 our sponsor transferred an additional 25,000 founder shares to Mr. Fearon, our lead independent director. We effected a stock dividend of 0.33333333 of a founder share for each outstanding founder share in March 2021, and we effected a second stock dividend of 1 founder share for each outstanding founder share in September 2021, which stock dividends resulted in our sponsor and independent directors holding an aggregate of 11,500,000 founder shares (up to 1,500,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised).

The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 1,500,000 founder shares, and that there are 40,000,000 shares of our common stock issued and outstanding after this offering.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Hennessy Capital Partners VI LLC(3)	11,350,000	98.7%	9,850,000	24.6%
Daniel J. Hennessy(3)	11,350,000	98.7%	9,850,000	24.6%
Gregory D. Ethridge(3)	11,350,000	98.7%	9,850,000	24.6%
Nicholas A. Petruska(3)	11,350,000	98.7%	9,850,000	24.6%
Anna Brunelle	25,000	*	25,000	*
Sidney Dillard	25,000	*	25,000	*
Richard H. Fearon	50,000	*	50,000	*
Walter Roloson	25,000	*	25,000	*
John Zimmerman	25,000	*	25,000	*
All executive officers and directors as a group (8 individuals)	11,500,000	100%	10,000,000	20%

____________

*        less than 1%

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Hennessy Capital Investment Corp. VI, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014.

(2)      Interests shown consist solely of shares of Class B common stock which are referred to herein as founder shares. Such shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)      Hennessy Capital Partners VI LLC is the record holder of the shares reported herein. Hennessy Capital Group LLC, Gregory D. Ethridge, our President, Chief Operating Officer and director, and Nicholas A. Petruska, our Executive Vice President, Chief Financial Officer and Secretary, are the managing members of our sponsor. Daniel J. Hennessy, our Chairman and Chief Executive Officer, is the sole managing member of Hennessy Capital Group LLC. Consequently, each of Mr. Hennessy, Mr. Ethridge, and Mr. Petruska may be deemed the beneficial owner of the founder shares held by our sponsor and have shared voting and dispositive control over such securities. Each of Mr. Hennessy, Mr. Ethridge, and Mr. Petruska disclaims beneficial ownership over any securities owned by our sponsor in which he does not have any pecuniary interest.

Upon the completion of this offering, our initial stockholders will beneficially own 25.0% of the then issued and outstanding shares of our common stock. Our initial stockholders will have the right to elect all of our directors prior to the consummation of our initial business combination as a result of holding all of the founder shares. In addition, because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions.

Our anchor investors have expressed to us an interest to purchase an aggregate of approximately $291.3 million (or approximately 97.1%) of the units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units, and we have agreed to direct the underwriters to sell to the anchor investors such amount of units subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. At the closing of our initial business combination, our anchor investors will be entitled to purchase from our sponsor an aggregate of up to 46% of the number of founder shares outstanding upon the final closing of this offering, at a purchase price of approximately $0.002 per share. Each direct anchor investor has agreed with us that, if the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares at the time of any stockholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination or it redeems all or a portion of its public shares in connection with an initial business combination such that the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares, it will forfeit to our sponsor, on a pro rata basis, a portion of the founder shares to which it is entitled. Each of our direct anchor investors (except for BlackRock) has agreed with us that, if it does not purchase at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Each of our other anchor investors and our strategic anchor investor has agreed with us that, if it does not place a binding order for at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Our strategic anchor investor has agreed with us that, if it does not enter into a binding agreement to purchase from us shares of our common stock at our initial business combination equal to $50 million, it will forfeit to our sponsor a portion of the founder shares to which it is entitled. In the aggregate, this represents investments by our direct anchor investors and strategic anchor investor through the closing of our initial business combination of at least $138.5 million (or $151.8 million if the underwriters’ option to purchase additional units is exercised in full) in order to purchase the full amount of the founder shares from our sponsor. In addition, our direct anchor investors have agreed that, if our sponsor’s managing member deems it necessary in order to facilitate an initial business combination for our sponsor to forfeit, transfer, exchange or amend the terms of all or any portion of its founder shares or private placement warrants or to enter into any other arrangements with respect to such securities, our direct anchor investors will be subject to the same changes on a pro rata basis. Nevertheless, our direct anchor investors will not be required to forfeit more than 75% of the founder shares to which they are entitled. However, there is no limit on the number of private placement warrants that our direct anchor investors may be required to forfeit to facilitate an initial business combination.

Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriters may determine to sell more, fewer or no units to our anchor investors. In the event that our anchor investors purchase such units (either in this offering or after) and votes their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. However, our anchor investors are not required to vote their public shares in favor of our initial business combination. Since our anchor investors will not receive the founder shares to which they are entitled until the closing of our initial business combination, they will not be able to vote such shares prior to the closing of our initial business combination.

There is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that they may purchase after this offering, but our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering.

Although we and the underwriters are not required to sell our anchor investors units in this offering, we expect the underwriters to sell to each of our anchor investors units up to their expressions of interest, subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. We are not aware of any circumstances (other than the Nasdaq listing requirement) under which we or the underwriters would prohibit any of our anchor investors from purchasing the applicable number of units they have expressed an interest in purchasing in this offering.

In addition, the units (including the underlying public shares and warrants) our anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

Our sponsor, our direct anchor investors and our other anchor investors have subscribed to purchase an aggregate of 6,666,667 (or 7,266,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants at a price of $1.50 per warrant ($10,000,000 in the aggregate or $10,900,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) in the Private Placement. Our sponsor will purchase 2,599,999 warrants (or 2,929,999 warrants if the underwriters’ option to purchase additional units is exercised in full) and our direct anchor investors and our other anchor investors will purchase 4,066,668 warrants (or 4,336,668 warrants if the underwriters’ option to purchase additional units is exercised in full). Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Proceeds from the private placement warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. If the Reference Value of the private placement warrants is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above. If the private placement warrants are held by holders other than our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private placement warrants are expected to be accounted for as a warrant liability upon issuance and will be recorded at fair value as determined by us based upon a valuation report obtained from our independent third-party valuation firm, with changes in fair value measured each period and reported in our statement of operations.

Our executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws. Please see “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof, are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial stockholders. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In the case of the private placement warrants and the respective Class A common stock underlying such warrants, such securities are not transferable, assignable or salable until 30 days after the completion of our initial business combination. Prior to the expiration of such lock-up restrictions, holders of founder shares and private placement warrants may only transfer or sell them (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement, as amended, upon dissolution of our sponsor; (h) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; (i) in the case of our direct anchor investors and our other anchor investors, to such direct anchor investor’s or other anchor investor’s affiliates, or any investment fund or other entity controlled or managed by such direct anchor investor or other anchor investor, or to any investment manager or investment advisor of such direct anchor investor or other anchor investor or an affiliate of any such investment manager or investment advisor, or (j) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (i) above, provided, however, that in the case of clauses (a) through (e) and (i) through (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In January 2021, our sponsor subscribed to purchase an aggregate of 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of this offering. In March 2021, our sponsor transferred 25,000 founder shares to each of our independent directors, in June 2021 our sponsor transferred an additional 25,000 founder shares to Mr. Fearon, our lead independent director. We effected a stock dividend of 0.33333333 of a founder share for each outstanding founder share in March 2021, and we effected a second stock dividend of 1 founder share for each outstanding founder share in September 2021, which stock dividends resulted in our sponsor and independent directors holding an aggregate of 11,500,000 founder shares (up to 1,500,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised). If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 25% of our issued and outstanding shares of our common stock upon the consummation of this offering.

Our anchor investors have expressed to us an interest to purchase an aggregate of approximately $291.3 million (or approximately 97.1%) of the units in this offering at the offering price, assuming no exercise of the underwriters’ option to purchase additional units, and we have agreed to direct the underwriters to sell to the anchor investors such amount of units subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. At the closing of our initial business combination, our anchor investors will be entitled to purchase from our sponsor an aggregate of up to 46% of the number of founder shares outstanding upon the final closing of this offering, at a purchase price of approximately $0.002 per share. Each direct anchor investor has agreed with us that, if the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares at the time of any stockholder vote with respect to an initial business combination or the business day immediately prior to the consummation of our initial business combination or it redeems all or a portion of its public shares in connection with an initial business combination such that the sum of public shares it owns and the shares of our common stock for which it has executed a binding commitment to purchase at our initial business combination for the equivalent of at least $10.00 per share does not equal in the aggregate a minimum of 4.9% (or in the case of BlackRock, 9.9%) of our public shares, it will forfeit to our sponsor, on a pro rata basis, a portion of the founder shares to which it is entitled. Each of our direct anchor investors (except for BlackRock) has agreed with us that, if it does not purchase at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Each of our other anchor investors and our strategic anchor investor has agreed with us that, if it does not place a binding order for at least 9.9% of the units in this offering, it will forfeit to our sponsor all of the founder shares to which it is entitled. Our strategic anchor investor has agreed with us that, if it does not enter into a binding agreement to purchase from us shares of our common stock at our initial business combination equal to $50 million, it will forfeit to our sponsor a portion of the founder shares to which it is entitled. In the aggregate, this represents investments by our direct anchor investors and strategic anchor investor through the closing of our initial business combination of at least $138.5 million (or $151.8 million if the underwriters’ option to purchase additional units is exercised in full) in order to purchase the full amount of the founder shares from our sponsor. In addition, our direct anchor investors have agreed that, if our sponsor’s managing member deems it necessary in order to facilitate an initial business combination for our sponsor to forfeit, transfer, exchange or amend the terms of all or any portion of its founder shares or private placement warrants or to enter into any other arrangements with respect to such securities, our direct anchor investors will be subject to the same changes on a pro rata basis. Nevertheless, our direct anchor investors will not be required to forfeit more than 75% of the founder shares to which they are entitled. However, there is no limit on the number of private placement warrants that our direct anchor investors may be required to forfeit to facilitate an initial business combination.

Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase more, fewer or no units in this offering or the underwriters may determine to sell more, fewer or no units to our anchor investors. In the event that our anchor investors purchase such units (either in this offering or after) and votes their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. However, our anchor investors are not required to vote their public shares in favor of our initial business combination. Since our anchor investors will not receive the founder shares to which they are entitled until the closing of our initial business combination, they will not be able to vote such shares prior to the closing of our initial business combination.

There is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that they may purchase after this offering, but our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering.

Although we and the underwriters are not required to sell our anchor investors units in this offering, we expect the underwriters to sell to each of our anchor investors units up to their expressions of interest, subject to our satisfying the Nasdaq listing requirement that we have a minimum of 400 round lot holders of our units. We are not aware of any circumstances (other than the Nasdaq listing requirement) under which we or the underwriters would prohibit any of our anchor investors from purchasing the applicable number of units they have expressed an interest in purchasing in this offering.

In addition, the units (including the underlying public shares and warrants) our anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

Our sponsor, our direct anchor investors and our other anchor investors have subscribed to purchase an aggregate of 6,666,667 (or 7,266,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants for a purchase price of $1.50 per warrant in the Private Placement. Our sponsor will purchase 2,599,999 warrants (or 2,929,999 warrants if the underwriters’ option to purchase additional units is exercised in full) and our direct anchor investors and our other anchor investors will purchase 4,066,668 warrants (or 4,336,668 warrants if the underwriters’ option to purchase additional units is exercised in full). As such, our sponsor’s interest in this transaction is valued at between approximately $3.9 million and $4.4 million, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor, our direct anchor investors or our other anchor investors until 30 days after the completion of our initial business combination.

Commencing on the date our securities are first listed on the Nasdaq Global Market, we have agreed to pay Hennessy Capital Group LLC, an affiliate of our sponsor, a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

We will pay each of Mr. Ethridge, our President and Chief Operating Officer, and Mr. Petruska, our Chief Financial Officer, $29,000 per month for their services prior to the consummation of our initial business combination, of which $14,000 per month is payable upon the successful completion of our initial business combination.

As described in “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. Our officers and directors currently have other relevant fiduciary, contractual or other obligations or duties that may take priority over their duties to us.

Our officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $500,000 as described in this prospectus. As of September 21, 2021, we had borrowed $195,000 under such promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,700,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor, our direct anchor investors and our other anchor investors. The terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us, if any, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, private placement warrants and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Stockholders — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination (regardless of the type of transaction that it is). However, the following payments may be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds from this offering held in the trust account prior to the completion of our initial business combination:

•        repayment of an aggregate of up to $500,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•        payment to an affiliate of our sponsor of $15,000 per month, until the close of our initial business combination, for office space, utilities and secretarial and administrative support;

•        payments to each of our President and Chief Operating Officer and our Chief Financial Officer of $29,000 per month for their services until the completion of our initial business combination, of which $14,000 per month is payable upon the completion of our initial business combination;

•        reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        repayment of loans which may be made by our sponsor, an affiliate of our sponsor or our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender.

These payments may be made using funds that are not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock will consist of 200,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of the company’s Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The common stock and warrants constituting the units will begin separate trading on the 52nd day following the closing of this offering unless Citigroup Global Markets Inc. and Barclays Capital Inc. inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K which will include this audited balance sheet, promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Common Stock

Upon the closing of this offering, 40,000,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ option to purchase additional units and the corresponding forfeiture of 1,500,000 founder shares by our sponsor), including:

•        30,000,000 shares of our Class A common stock underlying the units being offered in this offering; and

•        10,000,000 shares of Class B common stock held by our initial stockholders.

If we increase or decrease the size of this offering, we will effect another stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 25% of our issued and outstanding shares of our common stock upon the consummation of this offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of our Class B common stock will have the right to elect all of our directors prior to the consummation of our initial business combination. This provision of our amended and restated certificate of incorporation may only be amended if approved by a resolution passed by holders of at least 90% of our outstanding common stock entitled to vote thereon. On any other matter submitted to a vote of our stockholders, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders (other than the election of directors). Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class elected in each year. There is no cumulative voting with respect to the election of directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation will authorize the issuance of up to 200,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Permitted transferees of our sponsor, officers or directors will be subject to the same obligations. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a stockholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, unless a different vote is required by applicable law or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Unless otherwise required by applicable law or stock exchange rules, a quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor, officers, directors, advisors or any of their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders, officers and directors have (and their permitted transferees, as applicable, will agree) agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 10,000,001, or 33.3%, of the 30,000,000 public shares sold in this offering to be voted in favor of our initial business combination (assuming all issued and outstanding shares are voted and the option to purchase additional units is not exercised) in order to have such initial business combination approved. Although none of our sponsor, officers or directors have expressed any current intention to purchase our public shares in or after this offering, they are not restricted from doing so and there is no ceiling on the number of our public shares they may purchase. If they purchase any of our public shares and retain such shares until any stockholders vote on our initial business combination, the approval of our initial business combination by our stockholders will be even more likely. If our anchor investors were to purchase all units for which they have expressed an interest (either in this offering or after) and retain the public shares comprising those units until the time of any stockholders vote on our initial business combination and vote such shares in favor of our initial business combination, we would not need any additional public shares to be voted in favor of our initial business combination for our initial business combination to be approved. In the event that our anchor investors purchase units (either in this offering or after) and vote their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. As there is no ceiling on the number of units that may be purchased by our anchor investors in this offering or on the number of our units, shares or warrants that our anchor investors may purchase after this offering, the extent of our anchor investors’ influence on such stockholders vote may be even more significant. However, our anchor investors have not indicated that they would purchase any additional units in this offering or any of our securities after the closing of this offering. Additionally, each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers or directors acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that: (1) only holders of the founder shares have the right to vote on the election and removal of directors prior to our initial business combination; (2) the founder shares are subject to certain transfer restrictions, as described in more detail below; (3) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to: (a) waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (b) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window; and (c) waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window); (4) the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein; and (5) the holders of founder shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders, officers and directors have agreed (and their permitted transferees, as applicable, will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination in consideration for such seller’s interest in the business combination target and any private placement warrants issued upon the conversion of working capital loans made to us.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor and other permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

Our amended and restated certificate of incorporation will authorize 1,000,000 shares of preferred stock and will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file, or maintain in effect, a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•        if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us pursuant to the foregoing redemption method, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below; and

•        if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•        if, and only if, the closing price of our Class A common stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), then the private placement warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding public warrants.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day immediately following the 10 trading day period described above ends.

Pursuant to the warrant agreement, references above to shares of Class A common stock shall include a security other than Class A common stock into which the shares of Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the exercise price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A common stock
	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such Class A common stock was trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Redemption Procedures.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our Class A common stock if we do not complete our initial business combination within the completion window, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates or our anchor investors, without taking into account any founder shares or warrants held by our initial stockholders or such affiliates, as applicable, or our anchor investors, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor, our direct anchor investors or our other anchor investors) and they will not be redeemable by us so long as they are held by our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees except as set forth elsewhere in this prospectus. Our sponsor, our direct anchor investors, our other anchor investors as well as any of their permitted transferees, have the option to exercise the private placement warrants on a cashless basis and will be entitled to certain registration rights. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. If the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above. The private placement warrants are expected to be accounted for as a warrant liability upon issuance and will be recorded at fair value as determined by us based upon a valuation report obtained from our independent third-party valuation firm, with changes in fair value measured each period and reported in our statement of operations.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, our direct anchor investors, our other anchor investors or their permitted transferees is because it is not known at this time whether all such holders will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor, our direct anchor investors and our other anchor investors.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect another stock dividend with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 25% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to the appointment of directors, which require the approval by a resolution passed by holders of at least 90% of our outstanding common stock entitled to vote thereon) cannot be amended without the approval of the holders of at least 65% of our common stock. Our initial stockholders, who collectively will beneficially own 25% of our common stock upon the closing of this offering, may participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Prior to an initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•        if we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to: (1) receive funds from the trust account; or (2) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•        if a stockholder vote on our initial business combination is not required by applicable law or stock exchange rules and we do not decide to hold a stockholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•        so long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account);

•        if our stockholders approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman, if any.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws will provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws will also specify requirements as to the form and content of a stockholder’s notice. Our bylaws will allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Action by Written Consent

Subsequent to the consummation of this offering, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B Common Stock Consent Right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after this offering we will have 30,000,000 (or 34,500,000 if the underwriters’ option to purchase additional units is exercised in full) shares of Class A common stock outstanding. All of these shares will have been sold in this offering and will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 10,000,000 (or 11,500,000 if the underwriters’ over-allotment option is exercised in full) Class B founder shares and all 6,666,667 (or 7,266,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that: (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Class A common stock then outstanding, which will equal 300,000 shares immediately after this offering (or 345,000 if the underwriters exercise their option to purchase additional units in full); or

•        the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than a business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders and their permitted transferees will be able to sell their founder shares and our sponsor, our direct anchor investors and our other anchor investors will be able to sell their private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have filed current Form 10 type information with the SEC in connection with the completion of our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion into shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statement.

Listing of Securities

We have applied to list our units, Class A common stock and warrants on Nasdaq under the symbols “HCVIU,” “HCVI” and “HCVIW,” respectively. We expect that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one share of our Class A common stock and one-third of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying share of our Class A common stock and one-third of one warrant component of the unit. As a result, the discussion below with respect to holders of shares of our Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying share of our Class A common stock and warrants that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that the shares of our Class A common stock and warrants will trade separately and that any distributions made (or deemed made) by us on the shares of our Class A common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances or that is subject to special rules under the U.S. federal income tax laws, including, but not limited to:

•        our sponsor, officers, directors or other holders of our Class B common stock or private placement warrants;

•        banks and other financial institutions or financial services entities;

•        broker-dealers;

•        mutual funds;

•        retirement plans, individual retirement accounts or other tax-deferred accounts;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities;

•        S-corporations, partnerships or other flow-through entities and investors therein;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        qualified foreign pension funds;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

•        persons subject to the alternative minimum tax;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon current provisions of the Code, applicable U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), judicial decisions and administrative rulings of the Internal Revenue Service (“IRS”), all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly on a retroactive basis. Any such differing interpretations or change could alter the U.S. federal income tax consequences discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, shares of our Class A common stock or warrants that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under Treasury Regulations to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner or a partnership holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS. EACH PROSPECTIVE INVESTOR IN OUR UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-third of one warrant, with each whole warrant exercisable to acquire one share of our Class A common stock, and we intend to treat the acquisition of a unit in this manner. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our Class A common stock and the one-third of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each share of our Class A common stock and one-third of one warrant should constitute the holder’s initial tax basis in such share and one-third of one warrant, respectively. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of our Class A common stock and one-third of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of our Class A common stock and one-third of one warrant based on their respective relative fair market values at the time of disposition. Neither the separation of the share of our Class A common stock and the one-third of one warrant constituting a unit nor the combination of thirds of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of our Class A common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our shares of our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of our Class A common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants” below.

Dividends we pay to a corporate U.S. Holder generally will qualify for the dividends received deduction if certain holding period requirements are met. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally be taxed as qualified dividend income at the preferential tax rate for long-term capital gains. It is unclear whether the redemption rights with respect to the shares of our Class A common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not met, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants

A U.S. Holder generally will recognize capital gain or loss on a sale or other taxable disposition of our shares of Class A common stock or warrants (including on our dissolution and liquidation if we do not complete an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares of our Class A common stock or warrants exceeds one year. Long-term capital gains recognized by a non-corporate U.S. holder are currently eligible to be taxed preferential rates. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares of our Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of our Class A common stock or warrants based upon the then relative fair market values of the shares of our Class A common stock and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its shares of our Class A common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of our Class A common stock or one-third of one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a share of our Class A common stock, by any prior distributions treated as a return of capital. See “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in a share of our Class A common stock acquired pursuant to the exercise of a warrant.

Redemption of Our Class A Common Stock

In the event that a U.S. Holder’s shares of our Class A common stock are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” or if we purchase a U.S. Holder’s shares of our Class A common stock in an open market transaction (each referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the shares of our Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the shares of our Class A common stock under the tests described below, the U.S. Holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale or exchange of the shares of our Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of our Class A common stock generally will be treated as a sale or exchange of the shares of our Class A common stock (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of our Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of shares of our Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the shares of our Class A common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the shares of our Class A common stock will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of our Class A common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Lapse or Redemption of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of our Class A common stock on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a share of our Class A common stock received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the share of our Class A common stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the shares of our Class A common stock received generally would equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the shares of our Class A common stock will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of our Class A common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate value (as measured by the excess of the fair market value of our Class A common stock over the exercise price of the warrants) equal to the exercise price for the total number of warrants to be exercised (i.e., the warrants underlying the number of shares of our Class A common stock actually received by the U.S. Holder pursuant to the cashless exercise). The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the sum of the U.S. Holder’s tax basis in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.

Alternative characterizations are also possible (including as a taxable exchange of all of the warrants surrendered by the U.S. Holder for shares of our Class A common stock received upon exercise). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

The tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.10 as described in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Our Class A Common Stock Equals or Exceeds $10.00,” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for Class A common stock or as an exercise of the warrant. If the cashless exercise of a warrant for Class A common stock is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the Class A common stock received should equal the U.S. Holder’s basis in the warrant and the holding period of the Class A common stock would include the holding period of the warrant. If the cashless exercise of a warrant is treated as such, the tax consequences generally should be similar to those described in the previous paragraphs. Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants.” Depending on the circumstances, such adjustments may be treated as constructive distributions. An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our Class A common stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a taxable distribution of cash or other property to the holders of shares of our Class A common stock. Any such constructive distribution would generally be subject to tax as described under “U.S. Holders — Taxation of Distributions” above in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A common stock or warrants that is not a U.S. Holder and is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes, but such term generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required pursuant to an applicable income tax treaty, are not attributable to a permanent establishment of fixed base maintained by the Non-U.S. Holder in the United States), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of our Class A common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants” below. In addition, if we determine that we are or are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our Class A common stock. See also “Non-U.S. Holders — Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.

Dividends that we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a foreign corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. Holder of a redemption of warrants for cash (or if we purchase warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants

Subject to the discussion of FATCA and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of shares of our Class A common stock (including upon a dissolution and liquidation if we do not complete an initial business combination within the required time period) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether such securities were held as part of a unit, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose. These rules may be modified for Non-U.S. Holders of warrants. If we are or have been a “United States real property holding corporation” and you own warrants, you are urged to consult your own tax advisor regarding the application of these rules.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will generally be subject to tax at the applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will generally be subject to tax at applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. In general, we would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Our Class A Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s shares of our Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Common Stock” will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s shares of our Class A common stock, as described under “U.S. Holders — Redemption of Our Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Common Stock and Warrants,” as applicable.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants.” Depending on the circumstances, such adjustments may be treated as constructive distributions. An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally is not taxable. The Non-U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our Class A common stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a taxable distribution of cash or other property to the holders of shares of our Class A common stock. Any such constructive distribution would generally be taxed as described under “Non-U.S. Holders — Taxation of Distributions” above, in the same manner as if the Non-U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our Class A common stock and proceeds from the sale, exchange or redemption of shares of our Class A common stock or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to payments made to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Payments made to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder provides certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld by timely filing the appropriate claim for refund with the IRS and furnishing any required information. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. The preamble to such proposed regulations state that withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK AND WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

UNDERWRITING

Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as global coordinators, joint bookrunners and representatives of the underwriters. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
Barclays Capital Inc.
Total	30,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 4,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock, subject to certain exceptions. The representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the insider letters as described herein.

Our sponsor, founder, officers and directors have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees will be subject to the same restrictions of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative.

Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.

We have applied to list our units, Class A common stock and warrants on Nasdaq under the symbol “HCVIU” We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect that our Class A common stock and warrants will be listed under the symbols “HCVI” and “HCVIW,” respectively, once the Class A common stock and warrants begin separate trading.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option. $0.35 per unit, or $10,500,000 (or $12,075,000 if the over-allotment option is exercised in full), of deferred underwriting commissions will be paid to the underwriters upon the completion of our initial business combination.

	Payable by Hennessy Capital Investment Corp. VI
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$16,500,000	$18,975,000

____________

(1)      Includes $0.35 per unit, or $10,500,000 (or $12,075,000 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus.

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes to the public stockholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act:

•        Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•        “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•        “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•        Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•        Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $1,700,000, excluding underwriting discounts and commissions. We have also agreed to pay the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriter or arranging debt financing. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may be paid in other than cash. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

Neither this prospectus nor any other offering material relating to the units is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus and any related offering material and any offer if made subsequently is directed only at persons in Member States of the European Economic Area (the “EEA”) who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation. This prospectus and any related offering material have been prepared on the basis that any offer of units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of units. Accordingly any person making or intending to make an offer in that Member State of units which are the subject of the offering contemplated in this prospectus and any related offering material may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of units in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In relation to each Member State of the EEA (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters named above for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with our company and the representatives of the underwriters named above that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any units being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with our company and the representatives of the underwriters named above that the units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of units to the public other than their offer or resale in a Relevant State to qualified investors within the meaning of the Prospectus Regulation or in circumstances in which the prior consent of the representatives of the underwriters named above has been obtained to each such proposed offer or resale.

We, the representatives of the underwriters named above and our and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this selling restriction, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units.

This selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, neither this prospectus nor any other offering material relating to the units is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus and any other offering material relating to the units have been prepared on the basis that any offer if made subsequently is directed only at persons in the United Kingdom who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation. This prospectus and any other offering material relating to the units has been prepared on the basis that any offer of units in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of units. Accordingly any person making or intending to make an offer in the United Kingdom of units which are the subject of the offering contemplated in this prospectus and any other offering material relating to the units may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of units in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units which has been approved by the Financial Conduct Authority, except that the units may be offered to the public in the United Kingdom at any time:

•        to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the representatives of the underwriters named above for any such offer; or

•        in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA.

For the purposes of this provision, the expression “an offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

This prospectus and any related offering material may not be distributed or circulated to any person in the United Kingdom other than to (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and any related offering material is directed only at relevant persons. Other persons should not act on this prospectus and any related offering material or any of their contents. This prospectus and any related offering material is confidential and is being supplied to you solely for your information and may not be reproduced, redistributed or passed on to any other person or published, in whole or in part, for any other purpose.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the units may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•        To qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer;

•        where the transfer is by operation of law; or

•        pursuant to Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the units are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The units may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the units to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the units constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the Units may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, has passed upon the validity of the securities offered in this prospectus on behalf of us. Davis Polk & Wardwell LLP, New York, New York, advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Hennessy Capital Investment Corp. VI as of January 29, 2021, and for the period from January 22, 2021 (inception) through January 29, 2021, included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

HENNESSY CAPITAL INVESTMENT CORP. VI

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of June 30, 2021 (unaudited) and January 29, 2021	F-3
Statements of Operations for the period from January 22, 2021 (inception) through June 30, 2021 (unaudited) and for the period from January 22, 2021 (inception) through January 29, 2021	F-4

Statements of Changes in Stockholders’ Equity for the period from January 22, 2021 (inception) through June 30, 2021 (unaudited) and for the period from January 22, 2021 (inception) through January 29, 2021

F-5
Statements of Cash Flows for the period from January 22, 2021 (inception) through June 30, 2021 (unaudited) and for the period from January 22, 2021 (inception) through January 29, 2021	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
Hennessy Capital Investment Corp. VI

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Hennessy Capital Investment Corp. VI (the “Company”) as of January 29, 2021, the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 22, 2021 (inception) through January 29, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 29, 2021, and the results of its operations and its cash flows for the period from January 22, 2021 (inception) through January 29, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

September 3, 2021

HENNESSY CAPITAL INVESTMENT CORP. VI
BALANCE SHEETS

	June 30, 2021	January 29, 2021
	(unaudited)
ASSETS
Current asset – cash	$11,000	$25,000
Deferred offering costs	171,000	—
Total assets	$182,000	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities – accrued formation costs	$2,000	$2,000
Offering costs payable	7,000	—
Note payable to Sponsor	150,000	—
Total current liabilities	159,000	2,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.0001 par value, 200,000,000 authorized shares, none issued or outstanding
Class B common stock, $0.0001 par value, 20,000,000 authorized shares, 11,500,000 shares issued and outstanding(1)(2)	1,000	1,000
Additional paid-in-capital	24,000	24,000
Accumulated deficit	(2,000)	(2,000)
Total stockholders’ equity	23,000	23,000
Total liabilities and stockholders’ equity	$182,000	$25,000

____________

(1)      Includes an aggregate of 1,500,000 shares of Class B common stock held by the Sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

(2)      Share amounts at January 29, 2021 have been retroactively restated to reflect stock dividends of 0.33333333 shares for each share of Class B common stock outstanding in March 2021 and of one share for each share of Class B common stock outstanding in September 2021 (see Note 4).

See accompanying notes to financial statements.

HENNESSY CAPITAL INVESTMENT CORP. VI
STATEMENTS OF OPERATIONS

	For the Period from January 22, 2021 (inception) to June 30, 2021	For the Period from January 22, 2021 (inception) to January 29, 2021
	(unaudited)
Revenues	$—	$—
General and administrative expenses – formation costs	2,000	2,000
Net loss	$(2,000)	$(2,000)
Weighted average common shares outstanding:
Basic and diluted(1)(2)	10,000,000	10,000,000
Net loss per common share:
Basic and diluted	$(0.00)	$(0.00)

____________

(1)      Excludes an aggregate of 1,500,000 shares of Class B common stock held by the Sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

(2)      Share amounts for the period ended January 29, 2021 have been retroactively restated to reflect stock dividend of 0.33333333 shares for each share of Class B common stock outstanding in March 2021 and of one share for each share of Class B common stock outstanding in September 2021 (see Note 4).

See accompanying notes to financial statements.

HENNESSY CAPITAL INVESTMENT CORP. VI
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from January 22, 2021 (inception) to January 29, 2021 and
For the Period from January 22, 2021 (inception) to June 30, 2021

	Class B Common Stock(1)(2)		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance, January 22, 2021, (inception)	—	$—	$—	$—	$—
Sale of Class B common shares to Sponsor at approximately $0.002 per share	11,500,000	$1,000	$24,000	$—	$25,000
Net loss	—	—	—	(2,000)	(2,000)
Balance, June 30, 2021 (unaudited)	11,500,000	$1,000	$24,000	$(2,000)	$23,000
	Class B Common Stock(1)(2)		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance, January 22, 2021, (inception)	—	$—	$—	$—	$—
Sale of Class B common shares to Sponsor at approximately $0.002 per share	11,500,000	$1,000	$24,000	$—	$25,000
Net loss	—	—	—	(2,000)	(2,000)
Balance, January 29, 2021	11,500,000	$1,000	$24,000	$(2,000)	$23,000

____________

(1)      Includes an aggregate of 1,500,000 shares of Class B common stock held by the Sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.

(2)      Share amounts for the period ended January 29, 2021 have been retroactively restated to reflect stock dividends of 0.33333333 shares for each share of Class B common stock outstanding in March 2021 and one share for each share of Class B common stock outstanding in September 2021 (see Note 4).

See accompanying notes to financial statements.

HENNESSY CAPITAL INVESTMENT CORP. VI
STATEMENTS OF CASH FLOWS

	For the Period from January 22, 2021 (inception) to June 30, 2021	For the Period from January 22, 2021 (inception) to January 29, 2021
	(unaudited)
Cash flows from operating activities:
Net loss	$(2,000)	$(2,000)
Changes in operating assets and liabilities:
Increase in accrued formation costs	2,000	2,000
Net cash used in operating activities	—	—
Cash flows from financing activities:
Proceeds from sale of Class B common stock to Sponsor	25,000	25,000
Proceeds from Note payable to Sponsor	150,000	—
Payment of offering costs	(164,000)	—
Net cash provided by financing activities	11,000	25,000
Increase in cash	11,000	25,000
Cash at beginning of period	—	—
Cash at end of period	$11,000	$25,000
Supplemental disclosure of non-cash activities:
Deferred offering costs included in Offering costs payable	$7,000	$—

See accompanying notes to financial statements.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Hennessy Capital Investment Corp. VI (the “Company”) was incorporated in Delaware on January 22, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At June 30, 2021, the Company had not commenced any operations. All activity for the period from January 22, 2021 (inception) to June 30, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”) described below. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31st as its fiscal year end.

All dollar amounts are rounded to the nearest thousand dollars.

Sponsor and Proposed Financing:

The Company’s sponsor is Hennessy Capital Partners VI LLC, a Delaware limited liability company (the “Sponsor”). The Company intends to finance a Business Combination with proceeds from the $300,000,000 Proposed Offering (Note 3) and a $10,000,000 private placement of Private Placement Warrants (as defined below) (Note 4). Upon the closing of the Proposed Offering and the private placement, $300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full — Note 3) will be held in a trust account (the “Trust Account”).

The Trust Account:

The funds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay tax obligations, if any (less up to $100,000 of interest to pay dissolution expenses), none of the funds held in trust will be released until the earliest of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the Proposed Offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Proposed Offering, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of our public stockholders.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less the deferred underwriting commissions and taxes payable on interest earned) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by the rules of the Nasdaq Global Market. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of Class A and Class B common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock will be recorded at a redemption amount and classified as temporary equity upon the completion of the Proposed Offering, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.00 per public common share ($300,000,000 held in the Trust Account divided by 30,000,000 public shares, or $345,000,000 held in the Trust Account divided by 34,500,000 public shares if the underwriters exercise their over-allotment option in full).

The Company will have 24 months from the closing date of the Proposed Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of Class A common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have waived their rights to participate in any redemption with respect to their Founder Shares (as defined in Note 4); however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within 24 months from the closing of the Proposed Offering.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit in the Proposed Offering.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The financial statements of the Company are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying unaudited financial statements as of June 30, 2021 and for the period from January 22, 2021 (inception) through June 30, 2021 have been prepared in accordance with U.S. GAAP for interim financial information and Article 8 of Regulation S-X. In the opinion of management of the Company, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from January 22, 2021 (inception) through June 30, 2021 are not necessarily indicative of the results that may be expected for the period ending December 31, 2021 or any future period.

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of June 30, 2021, management has determined that the Company’s current liquidity including access to funds from the Sponsor entity (its sole stockholder, see Note 4) and the fact that the Sponsor agrees to make those funds available and has the financial wherewithal to provide such funds, is sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Offering or one year from the date of issuance of these financial statements.

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standards. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Common Share:

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period (after deducting 1,500,000 shares subject to forfeiture in connection with a Proposed Offering), plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At June 30, 2021 and January 29, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets primarily due to their short-term nature.

Use of Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of June 30, 2021 and January 31, 2021, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering.” Costs incurred in connection with preparation for the Proposed Offering, together with the underwriters’ discount, will be allocated to the separable financial instruments issued in the Proposed Offering based on their relative fair values and costs allocated to the warrants accounted for as liabilities will be charged to operations when the warrants are issued and costs allocated to the Class A common shares will be charged against the carrying value of shares of Class A Common Stock upon the completion of the Proposed Offering. If the Proposed Offering is not completed offering costs will be charged to operations.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred taxes were de minimis at June 30, 2021 and January 29, 2021.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021 and January 29, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2021 and January 29, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the periods from January 22, 2021 (inception) to June 30, 2021 and from January 22, 2021 (inception) to January 29, 2021, there was no provision for income taxes as it was de minimis. The Company is subject to income tax examinations by major taxing authorities since inception.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging (ASC 815)”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance, and the liability is then re-valued at each reporting date, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. There were no derivative financial instruments as of June 30, 2021 or January 29, 2021.

Recent Accounting Pronouncements:

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently evaluating the impact that the pronouncement will have on the financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events:

Management has evaluated subsequent events and transactions occurring after January 29, 2021, the audited balance sheet date, up to the date of the financial statements were issued. The Company also evaluated subsequent events and transactions that occurred after June 30, 2021, the unaudited balance sheet date, up to September 21, 2021, the date that the unaudited interim financial statements were issued. The Company has concluded that all such events and transactions that would require adjustment or disclosure in the financial statements have been recognized or disclosed.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Offering, the Company intends to offer for sale up to 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable warrant (the “Warrants”). Each whole Warrant offered in the Proposed Offering is exercisable to purchase one share of our Class A common stock at $11.50 per share. Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Accordingly, unless a holder purchases a multiple of three Units, the number of Warrants issuable to such holder upon separation of

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 3 — PROPOSED PUBLIC OFFERING (cont.)

the Units will be rounded down to the nearest whole number of Warrants. Each Warrant will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants and to maintain a current prospectus relating to those shares of Class A common stock until the Warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the Warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to our initial stockholders or their affiliates or our Anchor Investors (as defined below), without taking into account any founder shares or warrants held by our initial stockholders or such affiliates, as applicable, or our Anchor Investors, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the Warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 3 — PROPOSED PUBLIC OFFERING (cont.)

•        if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders (the “Reference Value”).

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the fair market value of the shares of Class A common stock; and

•        if, and only if, the closing price of the shares of Class A common stock equals or exceeds $10.00 per public share (as adjusted) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•        if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the Private Placement Warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding Warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the 24 month period to complete the business combination and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Company expects to grant the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover any over-allotments, at the Public Offering price less the underwriting discounts and commissions. The Warrants that would be issued in connection with 4,500,000 over-allotment units are identical to the public Warrants and have no net cash settlement provisions.

The Company expects to pay an underwriting discount of 2.0% of the per Unit price to the underwriters at the closing of the Proposed Offering ($6,000,000, or $6,900,000 if the underwriters’ over-allotment option is exercised in full), with an additional fee (the “Deferred Discount”) of 3.5% ($10,500,000, or $12,075,000 if the underwriters’ over-allotment option is exercised in full) of the gross offering proceeds payable upon the consummation of the initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

The Company intends to finance a Business Combination with proceeds from the $300,000,000 Proposed Offering and a $10,000,000 private placement (Note 4), net of expenses of the offering and amounts allocated to working capital. Upon the closing of the Proposed Offering and the private placement, net proceeds of $300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the Trust Account.

In July and August 2021, the Company entered into subscription agreements with the Direct Anchor Investors (as defined below) and the Other Anchor Investors (as defined below) who have agreed to purchase 4,066,668 Private Placement Warrants (or 4,336,668 Private Placement Warrants if the underwriters’ option to purchase additional units is exercised in full) at $1.50 per warrant. The Direct Anchor Investors, the Other Anchor Investors and one strategic investment fund that is focused on end markets similar to those on which the Company intends to concentrate (collectively, the “Anchor Investors”) have also expressed an interest to purchase an aggregate of $291.3 million of units in the Proposed Offering, assuming no exercise of the underwriters’ over-allotment option.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

In January 2021 the Sponsor purchased 4,312,500 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share (up to 562,500 of which were subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full). Subsequent to January 29, 2021, in March and June 2021, the Sponsor transferred an aggregate of 150,000 Founder Shares to the Company’s independent director nominees. In March 2021 the Company effected a stock dividend of 0.33333333 of a Founder Share for each outstanding Founder Share, and in September 2021 the Company effected a second stock dividend of 1 Founder Share for each outstanding Founder Share, which stock dividends resulted in the Sponsor and the Company’s independent directors holding an aggregate of 11,500,000 Founder Shares (up to 1,500,000 of which are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised). The share and per share amounts related to the stock dividend have been retroactively restated in the accompanying financial statements. The Founder Shares are identical to the Class A common stock included in the Units being sold in the Proposed Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. The Sponsor has agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholders will own 25.0% of the Company’s issued and outstanding shares after the Proposed Offering. If the Company increases or decreases the size of the Proposed Offering pursuant to Rule 462(b) under the Securities Act, the Company will effect another stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Offering in such amount as to maintain the ownership of the Company’s stockholders prior to the Proposed Offering at 25.0% of the Company’s issued and outstanding shares of the Company’s common stock upon the consummation of the Proposed Offering.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

The Sponsor and, subsequent to January 29, 2021, certain funds and accounts managed by subsidiaries of BlackRock, Inc., Arena Capital Advisors, LLC, for and on behalf of the funds and accounts it manages, D. E. Shaw Valence Investments (Cayman) Limited and D. E. Shaw Valence Portfolios, L.L.C., certain funds managed by affiliates of Apollo Global Management, Inc., and certain funds managed by Highbridge Capital Management, LLC (collectively, the “Direct Anchor Investors”), and four other unaffiliated qualified institutional buyers or institutional accredited investors, on behalf of one or more funds that they advise or manage (collectively, the “Other Anchor Investors”), have agreed to purchase from the Company an aggregate of 6,666,667 warrants (7,266,667 if the underwriters’ overallotment option is exercised) at a price of $1.50 per warrant (a purchase price of $10,000,000 or $10,900,000 if the underwriters’ overallotment option is exercised in full), in a private placement that will occur simultaneously with the completion of the Proposed Offering (the “Private Placement Warrants”). The Sponsor will purchase 2,599,999 Private Placement Warrants (or 2,929,999 Private Placement Warrants if the underwriters’ option to purchase additional units is exercised in full) and the Direct Anchor Investors and Other Anchor Investors will purchase 4,066,668 Private Placement Warrants (or 4,336,668 Private Placement Warrants if the underwriters’ option to purchase additional units is exercised in full). Each Private Placement Warrant entitles the holder to

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

purchase one share of Class A common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination may be exercised on a cashless basis, and will be non-redeemable in certain circumstances so long as they are held by the Sponsor, the Direct Anchor Investors, the Other Anchor Investors or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the Direct Anchor Investors, the Other Anchor Investors or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Proposed Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Proposed Offering and have no net cash settlement provisions.

In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at a newly issued price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to our initial stockholders or their affiliates or our Anchor Investors, without taking into account any founder shares or warrants held by our initial stockholders or such affiliates, as applicable, or our Anchor Investors, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants issued to the Sponsor, the Direct Anchor Investors and the Other Investors will expire worthless.

Registration Rights

The Company’s initial stockholders and the holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the proposed registration rights agreement.

Related Party Loans

In January 2021, the Sponsor agreed to loan the Company an aggregate of $500,000 by drawdowns against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to the Proposed Offering. The Note is non-interest bearing and payable, as amended in July 2021, on the earlier of December 31, 2021 or the completion of the Proposed Offering. At January 29, 2021, there were no amounts outstanding under the Note.

As of June 30, 2021, the Company had borrowed $150,000 under the Note in order to pay expenses of the Proposed Offering. At January 29, 2021 there were no borrowings under the Note. Subsequent to June 30, 2021, on September 3, 2021, the Company borrowed an additional $45,000 under the Note increasing the total outstanding to $195,000 at that date.

If the Sponsor, an affiliate of the Sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.50 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and January 29, 2021, the Sponsor has not made any working capital loans to the Company.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Support Agreement

The Company has agreed to pay $15,000 a month for office space, utilities and secretarial and administrative support to an affiliate of the Sponsor, Hennessy Capital Group LLC. Services will commence on the date the securities are first listed on the Nasdaq Global Market and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company.

Also, commencing on the date the securities are first listed on the Nasdaq Global Market, the Company agreed to compensate each of its President and Chief Operating Officer as well as its Chief Financial Officer $29,000 per month prior to the consummation of the Company’s initial Business Combination, of which $14,000 per month is payable upon the completion of the Company’s initial Business Combination and $15,000 per month is payable currently for their services.

NOTE 5 — WARRANT LIABILITIES

As of June 30, 2021 and January 29, 2021, there were no warrants outstanding. The Company will account for the 16,666,667 warrants to be issued in connection with the Proposed Public Offering (the 10,000,000 Public Warrants and the 6,666,667 Private Placement Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, the warrants must be recorded as a liability. Accordingly, the Company will classify the warrants as a derivative liability at their fair value, and the costs allocated to issuing such warrants will be charged to operations.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Proposed Public Offering. Accordingly, the Company will classify the warrants as a liability at their fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company is 220,000,000 shares, including 200,000,000 shares of Class A common stock, par value, $0.0001, and 20,000,000 shares of Class B common stock, par value, $0.0001. Upon completion of the Proposed Offering, the Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s Class A and Class B common stock vote together as a single class and are entitled to one vote for each share of Class A and Class B common stock. At January 29, 2021, there were 4,312,500 shares of Class B common stock issued and outstanding, 562,500 of which were subject to forfeiture as described in Note 4, and no shares of Class A common stock issued or outstanding. Subsequent to January 29, 2021, in March 2021, the Company effected a stock dividend of 0.33333333 of Founder Share for each outstanding Founder Share, and the Company effected a second stock dividend of 1 Founder Share for each outstanding Founder Share in September 2021, which stock dividends resulted in the Sponsor and independent directors holding an aggregate of 11,500,000 shares of Class B common stock (up to 1,500,000 of which are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised). The share and per share amounts related to the two stock dividends have been retroactively restated in the accompanying financial statements. At June 30, 2021, there were no shares of Class A common stock issued or outstanding.

HENNESSY CAPITAL INVESTMENT CORP. VI
Notes to Financial Statements

NOTE 6 — STOCKHOLDERS’ EQUITY (cont.)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021 and January 29, 2021, there were no shares of preferred stock issued or outstanding.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties — COVID-19

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the pandemic could have an effect on the Company’s financial position, results of its operations, close of the Proposed Offering and/or search for a target company and/or a target company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

30,000,000 Units

Hennessy Capital Investment Corp. VI

_________________________________________

P R E L I M I N A R Y   P R O S P E C T U S

             , 2021

_________________________________________

Joint Book-Running Managers

Citigroup	Barclays

Until                    , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$300,000
Printing and engraving expenses	35,000
Accounting fees and expenses	40,000
SEC/FINRA expenses	89,890
Travel and road show expenses	20,000
Directors and officers insurance premiums(1)	450,000
Nasdaq listing and filing fees	75,000
Miscellaneous expenses	690,110
Total estimated offering expenses (other than underwriting commissions)	$1,700,000

____________

(1)      This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of

Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

In connection with this registration statement, we have undertaken that insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See Item 17 “Undertakings.”

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b) (7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by applicable law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by applicable law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this registration statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

In January 2021, Hennessy Capital Partners VI LLC subscribed to purchase an aggregate of 4,312,500 founder shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Hennessy Capital Partners VI LLC is an accredited investor for purposes of Rule 501 of

Regulation D. We effected a stock dividend of 0.33333333 of a founder share for each outstanding founder share in March 2021, and we effected a second stock dividend of 1 founder share for each outstanding founder share in September 2021, which stock dividends resulted in our sponsor and independent directors holding an aggregate of 11,500,000 founder shares (up to 1,500,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised).

In addition, Hennessy Capital Partners VI LLC, certain funds and accounts managed by subsidiaries of BlackRock, Inc. (“BlackRock”), Arena Capital Advisors, LLC, for and on behalf of the funds and accounts it manages (“Arena”), D. E. Shaw Valence Investments (Cayman) Limited and D. E. Shaw Valence Portfolios, L.L.C. (together, “D. E. Shaw”), certain funds managed by affiliates of Apollo Global Management, Inc., and certain funds managed by Highbridge Capital Management, LLC (“Highbridge”) (collectively, the “Direct Anchor Investors”) and four other unaffiliated qualified institutional buyers or institutional accredited investors, on behalf of one or more funds that they advise or manage (collectively, the “Other Anchor Investors”), have subscribed to purchase from us an aggregate of 6,666,667 private placement warrants (or 7,266,667 warrants if the underwriters’ option to purchase additional units is exercised in full) at $1.50 per warrant (for an aggregate purchase price of $10,000,000 or $10,900,000 if the underwriters’ option to purchase additional units is exercised in full). Our sponsor will purchase 2,599,999 warrants (or 2,929,999 warrants if the underwriters’ option to purchase additional units is exercised in full) and our Direct Anchor Investors and Other Anchor Investors will purchase 4,066,668 warrants (or 4,336,668 warrants if the underwriters’ option to purchase additional units is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. Any such issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation
3.2*	Form of Amended and Restated Certificate of Incorporation
3.3*	Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Common Stock Certificate
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Sidley Austin LLP
10.1*	Promissory Note, dated January 22, 2021, issued to the Sponsor
10.2*	Form of Letter Agreement among the Registrant and the Registrant’s officers and directors and the Sponsor and its members
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5*	Securities Subscription Agreement, dated January 29, 2021, between the Registrant and the Sponsor
10.6*	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor
10.7*	Form of Indemnity Agreement
10.8*	Form of Subscription Agreement, by and among the Registrant, Hennessy Capital Partners VI LLC and BlackRock
10.9*	Subscription Agreement, dated July 9, 2021, by and among the Registrant, Hennessy Capital Partners VI LLC and Arena
10.10*	Form of Administrative Support Agreement by and between the Registrant and Hennessy Capital Group LLC

Exhibit	Description
10.11*	Subscription Agreement, dated July 8, 2021, by and among the Registrant, Hennessy Capital Partners VI LLC and D. E. Shaw
10.12*	Form of Subscription Agreement, by and among the Registrant, Hennessy Capital Partners VI LLC and Highbridge
10.13*

Subscription Agreement, dated July 8, 2021, by and among the Registrant, Hennessy Capital Partners VI LLC, Apollo SPAC Fund 1, L.P., Apollo Atlas Master Fund, LLC, Apollo A-N Credit Fund (Delaware), L.P., Apollo Credit Strategies Master Fund Ltd. and Apollo PPF Credit Strategies, LLC

10.14*	Form of Subscription Agreement, by and between Hennessy Capital Partners VI LLC and the strategic anchor investor
10.15*	Form of Subscription Agreement, by and among the Registrant, Hennessy Capital Partners VI LLC and each of the Other Anchor Investors
10.16*	Form of Amendment No. 1 to Subscription Agreement, by and among the Registrant, Hennessy Capital Partners VI LLC and each of the Anchor Investors
14*	Form of Code of Ethics
23.1**	Consent of WithumSmith+Brown, PC
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)
99.1*	Form of Audit Committee Charter
99.2*	Form of Compensation Committee Charter
99.3*	Consent of Anna Brunelle
99.4*	Consent of Richard H. Fearon
99.5*	Consent of Walter Roloson
99.6*	Consent of John Zimmerman
99.7*	Consent of Sidney Dillard

____________

*        Previously filed

**      Filed herewith

(b)    Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson, State of Wyoming on the 21st of September, 2021.

HENNESSY CAPITAL INVESTMENT CORP. VI

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel J. Hennessy	Chairman of the Board and Chief Executive Officer	September 21, 2021
Daniel J. Hennessy	(principal executive officer)
/s/ Nicholas A. Petruska	Executive Vice President, Chief Financial Officer and	September 21, 2021
Nicholas A. Petruska	Secretary (principal financial and accounting officer)
/s/ Gregory D. Ethridge	President, Chief Operating Officer and Director	September 21, 2021
Gregory D. Ethridge